                              AMENDED AND RESTATED
                                CREDIT AGREEMENT


                                  BY AND AMONG


                          TOTAL LOGISTIC CONTROL, LLC,


                               THE SEVERAL LENDERS
                                FROM TIME TO TIME
                                 PARTIES HERETO


                                       AND


                                FIRSTAR BANK N.A.


                            DATED AS OF JUNE 8, 2001

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                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE 1      AMENDMENT AND RESTATEMENT.......................................1

     1.1       Amendment and Restatement.......................................1

ARTICLE 2      DEFINITIONS.....................................................1

     2.1       Definitions.....................................................1

     2.2       Other Definitional Provisions..................................22

     2.3       Accounting Terms and Determinations............................22

ARTICLE 3      CREDIT FACILITIES..............................................22

     3.1       Revolving Loans................................................22

     3.2       Letter of Credit Subfacility...................................24

     3.3       Term Loan......................................................27

ARTICLE 4      OTHER PROVISIONS RELATING TO CREDIT FACILITIES.................28

     4.1       Default Rate...................................................28

     4.2       Extension and Conversion.......................................28

     4.3       Reductions in Commitments and Prepayments......................29

     4.4       Fees...........................................................29

     4.5       Capital Adequacy...............................................30

     4.6       Inability To Determine Interest Rate...........................31

     4.7       Illegality.....................................................31

     4.8       Requirements of Law............................................31

     4.9       Taxes..........................................................32

     4.10      Indemnity......................................................34

     4.11      Pro Rata Treatment.............................................34

     4.12      Sharing of Payments............................................35

     4.13      Place and Manner of Payments...................................36

     4.14      Indemnification: Nature of Issuing Lender's Duties.............36

     4.15      Transfers at Borrower's Request................................37

ARTICLE 5      GUARANTY.......................................................38

     5.1       The Guaranty...................................................38

     5.2       Obligations Unconditional......................................38

     5.3       Reinstatement..................................................39


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                                TABLE OF CONTENTS
                                  (continued)

                                                                            PAGE

     5.4       Certain Additional Waivers.....................................40

     5.5       Remedies.......................................................40

     5.6       Continuing Guarantee...........................................40

ARTICLE 6      CONDITIONS.....................................................40

     6.1       Conditions to Closing Date.....................................40

     6.2       Conditions to All Extensions of Credit.........................42

ARTICLE 7      REPRESENTATIONS AND WARRANTIES.................................43

     7.1       Financial Statements...........................................43

     7.2       Ownership of Properties; Liens and Encumbrances................43

     7.3       Corporate Existence; Compliance with Law.......................43

     7.4       Corporate Power; Authorization; Enforceable Obligations........44

     7.5       No Legal Bar; No Default.......................................44

     7.6       No Material Litigation.........................................44

     7.7       Investment Company Act.........................................45

     7.8       Federal Regulations............................................45

     7.9       ERISA..........................................................45

     7.10      Environmental Matters..........................................45

     7.11      Use of Proceeds................................................46

     7.12      Subsidiaries...................................................46

     7.13      Taxes..........................................................47

     7.14      Solvency.......................................................47

     7.15      Accuracy of Information........................................47

ARTICLE 8      AFFIRMATIVE COVENANTS..........................................47

     8.1       Annual Financial Statement.....................................47

     8.2       Interim Financial Statements...................................48

     8.3       Payment of Obligations.........................................48

     8.4       Conduct of Business and Maintenance of Existence...............49

     8.5       Maintenance of Property; Insurance.............................49

     8.6       Inspection of Property; Books and Records; Discussions.........49

     8.7       Notices........................................................49


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                                TABLE OF CONTENTS
                                  (continued)

                                                                            PAGE

     8.8       Environmental Laws.............................................50

     8.9       Financial Covenants............................................51

     8.10      Consolidated Tangible Net Worth................................51

     8.11      Capital Expenditures...........................................52

     8.12      Additional Subsidiary Guarantors...............................52

     8.13      Positive Annual Earnings.......................................52

     8.14      Bank Accounts..................................................52

ARTICLE 9      NEGATIVE COVENANTS.............................................53

     9.1       Indebtedness...................................................53

     9.2       Liens..........................................................54

     9.3       Nature of Business.............................................54

     9.4       Consolidation, Merger, Sale or Purchase of Assets, etc.........54

     9.5       Advances, Investments and Loans................................55

     9.6       Guarantee Obligations..........................................55

     9.7       Transactions with Affiliates...................................55

     9.8       Ownership of Subsidiaries......................................55

     9.9       Fiscal Year....................................................55

     9.10      Prepayments of Indebtedness, etc...............................55

     9.11      Dividends......................................................56

ARTICLE 10     EVENTS OF DEFAULT..............................................56

ARTICLE 11     AGENCY PROVISIONS..............................................59

     11.1      Appointment....................................................59

     11.2      Delegation of Duties...........................................59

     11.3      Exculpatory Provisions.........................................60

     11.4      Reliance on Communications.....................................60

     11.5      Notice of Default..............................................60

     11.6      Non-Reliance on Agent and Other Lenders........................61

     11.7      Indemnification................................................61

     11.8      Agent in its Individual Capacity...............................62

     11.9      Successor Agent................................................62


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                                TABLE OF CONTENTS
                                  (continued)

                                                                            PAGE

ARTICLE 12     MISCELLANEOUS..................................................62

     12.1      Amendments, Waivers and Release of Collateral..................62

     12.2      Notices........................................................63

     12.3      No Waiver; Cumulative Remedies.................................64

     12.4      Survival of Representations and Warranties.....................64

     12.5      Payment of Expenses and Taxes..................................64

     12.6      Successors and Assigns; Participations; Purchasing Lenders.....65

     12.7      Set-off........................................................68

     12.8      Confidentiality................................................69

     12.9      Table of Contents and Section Headings.........................69

     12.10     Counterparts...................................................69

     12.11     Severability...................................................69

     12.12     Integration....................................................69

     12.13     Governing Law..................................................69

     12.14     Consent to Jurisdiction and Venue..............................70

     12.15     Acknowledgements...............................................70

     12.16     Waivers of Jury Trial..........................................70

     12.17     Limitation of Liability........................................70


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

                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

          THIS AMENDED AND RESTATED CREDIT AGREEMENT, dated as of June 8, 2001 (the "Credit Agreement"), is by and among TOTAL LOGISTIC CONTROL, LLC, a Delaware limited liability company (the "Borrower"), the several lenders identified on the signature pages hereto and such other lenders as may from time to time become a party hereto (the "Lenders"), and FIRSTAR BANK, N.A., as agent for the Lenders (in such capacity, the "Agent").

                               W I T N E S S E T H

          WHEREAS, the Borrower, the Agent and the Lenders are parties to that certain Credit Agreement dated as of November 2, 1998, as amended to date (as so amended, the "Original Credit Agreement"); and

          WHEREAS, the Borrower now desires to amend and restate the Original Credit Agreement, and the Agent and the Lenders are willing to amend and restate the Original Credit Agreement.

          NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1

                            AMENDMENT AND RESTATEMENT

          1.1 Amendment and Restatement. The Borrower, the Agent and the Lenders agree that the Original Credit Agreement is hereby amended by deleting all of the terms and provisions therein and placing in lieu thereof the terms and provisions contained in this Credit Agreement. The Borrower, the Agent and the Lenders expressly understand that all references to the "Agreement," the "Credit Agreement" or such similar terms in all loan documents, documents, instruments and other contracts shall hereafter refer to the Original Credit Agreement as amended and restated by this Amended and Restated Credit Agreement. It is expressly understood, however, that: (i) the Liens granted or reaffirmed by the Borrower pursuant to that certain Security Agreement dated as of November 2, 1998, that certain General Intangibles Mortgage dated as of November 2, 1998, and those certain Real Estate Mortgages dated as of November 2, 1998 and June 2, 2000 shall not hereby be in any way released or impaired and are hereby ratified and confirmed in all respects and (ii) that the obligations of the Borrower under the Original Credit Agreement are not to be deemed paid or otherwise satisfied thereby and are only to be restated by this Credit Agreement.

                                    ARTICLE 2

                                   DEFINITIONS

          2.1 Definitions. As used in this Credit Agreement, the following terms shall have the meanings specified below unless the context otherwise requires:

          "Additional Credit Party" means each Person that becomes a Guarantor after the Closing Date by execution of a Joinder Agreement in accordance with
Section 8.12.

          "Affiliate" means, with respect to any Person, any other Person (i) directly or indirectly controlling or controlled by or under direct or indirect common control with such Person or (ii) directly or indirectly owning or holding ten percent (10%) or more of the equity interest in such Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Agent" means Firstar Bank, N.A. (f/k/a Firstar Bank Milwaukee, N.A.) as administrative agent in such capacity hereunder, and any successors and assigns in such capacity.

          "Aggregate Revolving Committed Amount" means the aggregate amount of all of the Revolving Commitments in effect from time to time.

          "Applicable Percentage" means, for any day, the rate per annum set forth opposite the applicable pricing level then in effect as shown on Schedule 3.1(d), it being understood that the Applicable Percentage for (i) Eurodollar Loans shall be the percentage set forth under the column "Applicable Percentage for Eurodollar Loans," (ii) Prime Rate Loans shall be the percentage set forth under the column "Applicable Percentage for Prime Rate Loans," (iii) the Non-Use Fee shall be the percentage set forth under the column "Non-Use Fee" and (iv) the Letter of Credit Fee shall be the percentage set forth under the column "Letter of Credit Fee." The Applicable Percentage shall, in each case, be determined and adjusted quarterly by the Agent as soon as practicable (but in any event within 5 days) after delivery of the annual financial information required by Section 8.1 or the monthly or quarterly financial information required by Section 8.2 (each an "Interest Determination Date") based on the information contained in such financial information, with the first such determination and adjustment hereunder to be made upon the Agent's receipt of financial information for the quarter ended March 31, 2001. Such Applicable Percentage shall be effective from an Interest Determination Date until the next such Interest Determination Date. The Agent shall determine the appropriate pricing level promptly upon its receipt of the foregoing financial information and promptly notify the Borrower and the Lenders of any change thereof. Such determinations by the Agent shall be conclusive absent manifest error. The initial Applicable Percentages shall be based on pricing level 7. The term "pricing level" shall be as referenced in Schedule 3.1(d).

          "Borrower" means Total Logistic Control, LLC, a Delaware limited liability company.

          "Borrower Operating Agreement" means the First Amended and Restated Operating Agreement of Borrower dated February 8, 1999, pursuant to the Delaware Limited Liability Company Act, Title 6, Chapter 18, Del. Stats., together with such other revisions or amendments thereof as may be reasonably acceptable to the Lenders.

          "Borrowing Date" means in respect of any Loan, the date such Loan is made.

          "Business" is defined in Section 7.10(b).

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          "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in Wisconsin or Illinois are closed, except that, when used in connection with a rate determination, borrowing or payment in respect of a Eurodollar Loan, such day shall also be a day on which dealings between banks are carried on in U.S. dollar deposits in London, England and Nassau, Bahamas.

          "C2" means C2, Inc., a Wisconsin corporation.

          "C2 Loan Documents" is defined in Section 6.1(c).

          "Calculation Date" is defined in the definition of Interbank Offered Rate.

          "Capital Expenditures" means all expenditures which in accordance with GAAP would be classified as capital expenditures, including, without limitation, Capital Lease Obligations.

          "Capital Lease" means any lease of property, real or personal, the obligations with respect to which are required to be capitalized on a balance sheet of the lessee in accordance with GAAP.

          "Capital Lease Obligations" means the capital lease obligations relating to a Capital Lease determined in accordance with GAAP.

          "Cash Equivalents" means (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) U.S. dollar denominated time deposits and certificates of deposit of (i) any Lender, (ii) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Lender"), in each case with maturities of not more than 364 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Lender (or by the parent company thereof) or any variable or fixed rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within six months of the date of acquisition, (d) repurchase agreements with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which the Borrower shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations, (e) obligations of any State of the United States or any political subdivision thereof, the interest with respect to which is exempt from federal income taxation under Section 103 of the Code, having a long term rating of at least Aa-3 or AA- by Moody's or S&P, respectively, (f) investments in municipal auction preferred stock (i) rated AAA (or the equivalent thereof) or better by S&P or Aaa (or the equivalent thereof) or better by Moody's and (ii) with dividends that reset at least once every 365 days and (g) investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $100,000,000 and the portfolios of which are limited to investments of the character described in the foregoing subdivisions (a) through (f).

          "Cash Flow Coverage Ratio" means for any period, the ratio of Consolidated EBITDA to Consolidated Interest Expense and Principal Amortization.

          "Closing Date" means the date on which all of the conditions set forth in Section 6.1 have been satisfied.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          "Commitment" means the Revolving Commitment, the LOC Commitment and the Term Loan Commitment, individually or collectively, as appropriate.

          "Commitment Fee" is defined in Section 4.4(b).

          "Commitment Percentage" means the Revolving Commitment Percentage, the LOC Commitment Percentage and/or the Term Loan Commitment Percentage, as appropriate.

          "Commitment Transfer Supplement" means a Commitment Transfer Supplement, substantially in the form of Exhibit 12.6(c).

          "Commonly Controlled Entity" means an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

          "Consolidated EBITDA" means for any period, the aggregate of the sum of Consolidated Net Income plus Consolidated Interest Expense plus all provisions for any federal, state or other income taxes for such period plus depreciation, amortization and other noncash charges for the Borrower and its Subsidiaries on a consolidated basis plus non-operating income minus non-operating expense, determined in each case in accordance with GAAP applied on a consistent basis. Except as expressly provided otherwise, the applicable period shall be for the four consecutive quarters ending as of the date of determination.

          "Consolidated Funded Debt" means Funded Debt of the Borrower and its Subsidiaries on a consolidated basis determined in accordance with GAAP applied on a consistent basis, but excluding for purposes of determining the Consolidated Funded Debt Ratio any Subordinated Debt.

          "Consolidated Funded Debt Ratio" means, as of the last day of any fiscal quarter, the ratio of Consolidated Funded Debt on such day to Consolidated EBITDA for the period of four consecutive fiscal quarters ending as of such day.

          "Consolidated Interest Expense" means for any period, all interest expense, including the amortization of debt discount and premium and the interest component under Capital Leases for the Borrower and its Subsidiaries on a consolidated basis determined in accordance with GAAP applied on a consistent basis. The applicable period shall be for the four consecutive quarters ending as of the last date of such period.

          "Consolidated Interest Expense and Principal Amortization" means for any period, all interest expense and principal amortization, including the amortization of debt discount and premium, the interest and principal component under Capital Leases, and the amortization of principal of all Indebtedness (including without limitation the mandatory prepayment of Revolving Loans under this Credit Agreement; but excluding any amortization of principal in respect of Indebtedness permitted under Section 9.1(f) hereof) for the Borrower and its Subsidiaries on a consolidated basis determined in accordance with GAAP applied on a consistent basis. The applicable period shall be for the four consecutive quarters ending as of the last date of such period.

          "Consolidated Net Income" means for any period, the net income of the Borrower and its Subsidiaries on a consolidated basis determined in accordance with GAAP applied on a consistent basis, but excluding for purposes of determining the Consolidated Funded Debt Ratio and the Interest Coverage Ratio any extraordinary gains or losses (including, without limitation, gains or losses on disposal of property, plant and equipment relating to discontinued operations), and any taxes on such excluded gains and any tax deductions or credits on account of any such excluded losses. The applicable period shall be for the four consecutive quarters ending as of the date of computation.

          "Consolidated Net Worth" means total stockholders' equity of the Borrower and its Subsidiaries on a consolidated basis as determined in accordance with GAAP applied on a consistent basis.

          "Consolidated Subsidiaries" means Subsidiaries whose financial statements are consolidated with those of the Borrower in accordance with GAAP.

          "Consolidated Tangible Net Worth" means the total of all assets properly appearing on the consolidated balance sheet of the Borrower and its Subsidiaries in accordance with GAAP, less the sum of the following:

               (i) the book amount of all such assets which would be treated as intangibles under GAAP, including, without limitation, all such items as organization costs, good will, trademarks, trademark rights, trade names, tradename rights, brands, copyrights, patents, patent rights, licenses and unamortized debt discount and expense,

               (ii) any write-up in the book value of any such assets resulting from a revaluation thereof subsequent to the Closing Date,

               (iii) all reserves, including reserves for depreciation,
                     obsolescence, depletion, insurance, and inventory valuation, but excluding contingency reserves not allocated for any particular purpose and not deducted from assets,

               (iv) the amount, if any, at which any shares of stock of the Borrower or any Subsidiary appear on the asset side of such balance sheet,

               (v) all liabilities of the Borrower and its Subsidiaries shown on such consolidated balance sheet,

               (vi) all investments in foreign affiliates and nonconsolidated domestic affiliates, and

               (vii) the intercompany receivable reflecting the unpaid principal balance of the $7,000,000 loan from Borrower to C2 evidenced by the C2 Loan Documents.

          "Consolidated Total Assets" means total assets of the Borrower and its Subsidiaries on a consolidated basis as determined in accordance with GAAP applied on a consistent basis.

          "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

          "Core Interest Owners" means those Persons set forth on Schedule
2.1(c).

          "Credit Documents" means this Credit Agreement, the Notes, any Joinder Agreement, the Security Agreement, the General Intangibles Mortgage, the Real Estate Mortgages, any Letter of Credit Document, documents executed in connection with Rate Management Transactions, and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto.

          "Credit Party" means, individually, the Borrower and any Additional Credit Party.

          "Credit Party Obligations" means, without duplication, all of the Obligations of the Borrower and the other Credit Parties to the Lenders, the Agent and the Issuing Lender (including the obligations to pay principal of and interest on the Loans, to pay LOC Obligations, to pay all Fees, to provide cash collateral in respect of Letters of Credit, to pay certain expenses and the obligations arising in connection with various indemnities) whenever arising, under this Credit Agreement, the Notes or any other of the Credit Documents to which the Borrower or any other Credit Party is a party.

          "Default" means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

          "Defaulting Lender" means at any time, any Lender that, at such time
(a) has failed to make a Loan or advance required pursuant to the terms of this Credit Agreement, including the funding of a Participation Interest in accordance with the terms hereof, (b) has failed to pay to the Agent or any Lender an amount owed by such Lender pursuant to the terms of this Credit Agreement, or (c) has been deemed insolvent or has become subject to a bankruptcy or insolvency proceeding or to a receiver, trustee or similar official.

          "Dollars" and "$" means dollars in lawful currency of the United States of America.

          "Domestic Lending Office" means the office or branch of the Lender identified on Schedule 12.2, or such other office or branch as the Lender may identify by written notice to the Borrower and the Agent.

          "Eligible Transferee" means and includes a commercial bank, financial institution or other "accredited investor" as defined in Regulation D of the Securities Act of 1933, (as amended).

          "Environmental Laws" means any and all applicable foreign, federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority (or other Requirement of Law including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time be in effect during the term of this Credit Agreement.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.

          "Eurodollar Lending Office" means the office or branch of the Lender identified on Schedule 12.2, or such other office or branch as the Lender may identify by written notice to the Borrower and the Agent.

          "Eurodollar Loan" means any Loan bearing interest at a rate determined by reference to the Eurodollar Rate.

          "Eurodollar Rate" means, for the Interest Period for each Eurodollar Loan comprising part of the same borrowing (including conversions, extensions and renewals), a per annum interest rate determined pursuant to the following formula:

                                     Interbank Offered Rate
          Eurodollar Rate  =  -----------------------------------
                               1 - Eurodollar Reserve Percentage

          "Eurodollar Reserve Percentage" means for any day, that percentage (expressed as a decimal) which is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as such regulation may be amended from time to time or any successor regulation, as the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to Eurocurrency liabilities as that term is defined in Regulation D or against any other category of liabilities that includes deposits by reference to which the interest rate of Eurodollar Loans is determined, whether or not Lender has any Eurocurrency liabilities subject to such reserve requirement at that time. Eurodollar Loans shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefit of credits for proration, exceptions or offsets that may be available from time to time to a Lender. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

          "Event of Default" is defined in Section 10.

          "Execution Date" means the date as of which the parties hereto have executed this Credit Agreement.

          "Existing Letters of Credit" means those Letters of Credit outstanding on the Closing Date and identified on Schedule 2.1(a).

          "Extension of Credit" means as to any Lender, the making of a Loan by such Lender or the issuance of, or participation in, a Letter of Credit by such Lender.

          "Federal Funds Rate" means, for any day, the rate of interest per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (A) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day and (B) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Agent on such day on such transactions as determined by the Agent.

          "Fee" means any fee payable pursuant to Section 4.4.

          "FIRREA" means the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.

          "Firstar" means Firstar Bank N.A. (f/k/a Firstar Bank Milwaukee, N.A.)

          "Funded Debt" means, for any Person, (i) all Indebtedness of such Person for borrowed money (including, without limitation, Indebtedness evidenced by promissory notes, bonds, debentures and similar instruments and further any portion of the purchase price for assets or acquisitions permitted hereunder which may be financed by the seller and Guarantee Obligations by such Person of Funded Debt of other Persons), (ii) all purchase money Indebtedness of such Person, (iii) the principal portion of Capital Lease Obligations, and (iv) all preferred stock issued by such Person and required by the terms thereto to be redeemed, or for which mandatory sinking fund payments are due, by a fixed date. Funded Debt shall include payments in respect of Funded Debt which constitute current liabilities of the obligor under GAAP. For purposes hereof, Funded Debt shall not include any Indebtedness owing in respect of LOC Obligations up to a maximum aggregate amount of $3,300,000 at any one time representing undrawn amounts available under Letters of Credit then outstanding.

          "GAAP" means generally accepted accounting principles in effect in the United States of America applied on a consistent basis.

          "General Intangibles Mortgage" means the General Intangibles Mortgage and Security Agreement dated as of November 2, 1998 given by the Borrower and the Guarantors to the Agent for the benefit of the Lenders covering substantially all of the intangible personal property owned by the Borrower and the Guarantors, as amended, supplemented or otherwise modified from time to time.

          "Government Acts" is defined in Section 4.14(a).

          "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Guarantee Obligation" means, as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counter indemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

          "Guarantor" means each Additional Credit Party which has executed a Joinder Agreement, together with their successors and permitted assigns.

          "Guaranty" means the guaranty of the Guarantors set forth in
Section 5.

          "Indebtedness" means, of any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services other than trade liabilities incurred in the ordinary course of business and not restructured thereafter for credit reasons, (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under Capital Leases, (d) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (e) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, (f) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (g) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (h) all Guarantee Obligations of such Person, (i) all obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements, commodity purchase or option agreements or other interest or exchange rate or commodity price hedging agreements, (j) the maximum amount of all letters of credit issued or bankers' acceptances created for the account of such Person and, without duplication, all drafts drawn thereunder to the extent not theretofore reimbursed, (k) all preferred stock issued by such Person and required by the terms thereto to be redeemed, or for which mandatory sinking fund payments are due, by a fixed date, (l) all other obligations which would be shown as a liability on the balance sheet of such Person, and (m) the outstanding balance of the purchase price of uncollected accounts receivable of such Person subject at such time to a sale of receivables or other similar transaction, regardless of whether such transaction is effected without recourse to such Person or in a manner which would not be reflected on the balance sheet of such Person in accordance with GAAP; but specifically excluding from the foregoing (x) trade payables, (y) obligations for advances by customers for the purchase of goods or services from the Borrower and its Subsidiaries, and (z) other obligations, expenses and reserves (whether classified as long term or short term) arising or incurred in the ordinary course of business. For purposes hereof, Indebtedness shall include Indebtedness of any partnership in which such Person is a general partner (except for any such Indebtedness with respect to which the holder is limited to the assets of such partnership or joint venture).

          "Indemnified Liabilities" is defined in Section 12.5.

          "Insolvency" means with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of such term as used in
Section 4245 of ERISA.

          "Insolvent" means pertaining to a condition of Insolvency.

          "Interbank Offered Rate" means, with respect to any Eurodollar Loan for the Interest Period applicable thereto, the per annum rate of interest determined by the Agent (each such determination to be conclusive and binding absent manifest error) to be the average (rounded up, if necessary, to the nearest one-sixteenth (1/16) of one percent) of the offered rates for deposits in U.S. dollars for the applicable Interest Period which appear on the Reuters Screen LIBOR Page (or such other page on which the appropriate information may be displayed), on the electronic communications terminals in the Agent's money center as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period (the "Calculation Date"), except as provided below. If fewer than two offered rates appear for the applicable Interest Period or if the appropriate screen is not accessible as of such time, the term "Interbank Offered Rate" shall mean the per annum rate of interest determined by the Agent (each such determination to be conclusive and binding absent manifest error) to be the average (rounded up, if necessary, to the nearest one-sixteenth (1/16) of one percent) as the effective rate at which deposits in immediately available funds in Dollars are being, have been, or would be offered or quoted by major banks to the Agent in the applicable interbank market for Eurodollar deposits at 11:00 a.m. (Milwaukee, Wisconsin) on the Business Day which is the second Business Day immediately preceding the first day of such Interest Period, for a term comparable to such Interest Period and in the amount of the requested Eurodollar Loan. If no such offers or quotes are generally available for such amount, then the provisions of Section 4.6 shall apply.

          "Interest Payment Date" means (a) as to any Prime Rate Loan, the first day of each month and the Revolving Termination Date, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, and (c) as to any Eurodollar Loan having an Interest Period of more than three months, the day which is three months after the first day of such Interest Period and the last day of such Interest Period. Whenever any Interest Payment Date shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and Fees for the period of such extension), except that in the case of Eurodollar Loans, if the extension would cause the payment to be made in the next following calendar month, then such payment shall instead be made on the next preceding Business Day as provided in Section 4.13.

          "Interest Period" means with respect to any Eurodollar Loan,

                    (i) initially, the period commencing on the Borrowing Date or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in the notice of borrowing or notice of conversion given with respect thereto; and

                    (ii) thereafter, each period commencing on the last day of the immediately preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

          provided that the foregoing provisions are subject to the following:

                         (A) if any Interest Period pertaining to a Eurodollar
                    Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                         (B) any Interest Period pertaining to a Eurodollar Loan
                    that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month;

                         (C) if the Borrower shall fail to give notice as
                    provided above, the Borrower shall be deemed to have selected a Prime Rate Loan to replace the affected Eurodollar Loan;

                         (D) with regards to Revolving Loans, any Interest
                    Period that would otherwise extend beyond the Revolving Termination Date shall end on the Revolving Termination Date and with regard to the Term Loan, no Interest Period shall extend beyond any principal amortization payment date unless the portion of the Term Loan consisting of Prime Rate Loans together with the portion of the Term Loan consisting of Eurodollar Loans with Interest Periods expiring prior to or concurrently with the date such principal amortization payment is due, is at least equal to the amount of such principal amortization payment due on such date; and

                         (E) no more than eight (8) Eurodollar Loans may be in
                    effect at any time. For purposes hereof, Eurodollar Loans with different Interest Periods shall be considered as separate Eurodollar Loans, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new Eurodollar Loan with a single Interest Period.

          "Issuing Lender" means as to the Existing Letters of Credit, the Issuing Lenders identified on Schedule 2.1(a), and as to Letters of Credit issued after the Closing Date, Firstar.

          "Joinder Agreement" means a Joinder Agreement substantially in the form of Exhibit 8.12, executed and delivered by an Additional Credit Party in accordance with the provisions of Section 8.12.

          "Lenders" means each of the Persons identified as a "Lender" on the signature pages hereto, and each Person which may become a Lender by way of assignment in accordance with the terms hereof, together with their successors and permitted assigns.

          "Letter of Credit" means any Existing Letter of Credit and any letter of credit issued for the account of a Credit Party by an Issuing Lender as provided in Section 3.2, as such letter of credit may be amended, supplemented, extended or otherwise modified from time to time.

          "Letter of Credit Fees" is defined in Section 4.4(a).

          "Lien" means any mortgage, pledge, hypothecation, assignment for security purposes, security interest, encumbrance, lien (statutory or otherwise) or charge of any kind including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the Uniform Commercial Code as adopted and in effect in the relevant jurisdiction (or other similar recording or notice statute, and any lease in the nature thereof), except a filing for precautionary purposes made with respect to a true lease or other true bailment.

          "Loan" means a Revolving Loan and/or the Term Loan, as appropriate.

          "LOC Commitment" means the commitment of the Issuing Lender to issue Letters of Credit and with respect to each Lender, the commitment of such Lender to purchase participation interests in the Letters of Credit up to such Lender's LOC Committed Amount as specified in Schedule 3.1(a) (subject to adjustment on account of assignment pursuant to the provisions of Section 12.6(c) hereof), as such amount may be reduced from time to time in accordance with the provisions hereof.

          "LOC Commitment Percentage" means for each Lender, the percentage identified as its LOC Commitment Percentage on Schedule 3.1(a), as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 12.6(c).

          "LOC Committed Amount" means, collectively, the aggregate amount of all of the LOC Commitments of the Lenders to issue and participate in Letters of Credit as referenced in Section 3.2(a) and, individually, the amount of each Lender's LOC Commitment as specified in Schedule 3.1(a) (subject to adjustment on account of assignment pursuant to the provisions of Section 12.6(c) hereof).

          "LOC Documents" means with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (i) the rights and obligations of the parties concerned or (ii) any collateral security for such obligations.

          "LOC Obligations" means, at any time, the sum of (i) the maximum amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus (ii) the aggregate amount of all payments made, or drafts accepted for subsequent payments to be made, under Letters of Credit honored by the Issuing Lender but not theretofore reimbursed.

          "Mandatory Borrowing" is defined in Section 3.2(e).

          "Material Adverse Effect" means a material adverse effect on (a) the business, operations, property or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole, provided, that the transactions contemplated by the C2 Loan Documents shall not be deemed to have a material adverse effect on the Borrower, (b) the ability of the Borrower or the other Credit Parties to perform their obligations, when such obligations are required to be performed, under this Credit Agreement or any of the other Credit Documents, or (c) the validity or enforceability of this Credit Agreement, any of the Notes or any of the other Credit Documents or the rights or remedies of the Agent or the Lenders hereunder or thereunder.

          "Materials of Environmental Concern" means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

          "Moody's" means Moody's Investors Service, Inc., or any successor or assignee of the business of such company in the business of rating securities.

          "Multiemployer Plan" means a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

          "Net Proceeds" means the gross cash proceeds including cash by way of deferred payment pursuant to a promissory note, receivable or otherwise, (but only as and when received) received from the sale, lease, conveyance, disposition or other transfer of assets, or from a

Recovery Event or from the sale, issuance or placement of equity securities, Indebtedness for borrowed money or Subordinated Debt to or from a Person other than a Credit Party, net of (i) transaction costs payable to third parties, (ii) the estimated taxes payable with respect to such proceeds (including, without duplication, withholding taxes), (iii) Indebtedness (other than Indebtedness of the Lenders pursuant to the Credit Documents) which is secured by the assets which are the subject of such event to the extent such Indebtedness is paid with a portion of the proceeds therefrom, and (iv) any and all cash costs which may occur as a result of discontinuing operations, shut-downs or otherwise resulting from, the disposition of such assets.

          "Non-Excluded Taxes" is defined in Section 4.9.

          "Non-Guarantor Subsidiaries" is defined in Section 8.12.

          "Non-Use Fee" is defined in Section 4.4(d).

          "Note" or "Notes" means the Revolving Notes and/or the Term Notes, individually or collectively, as appropriate.

          "Notice of Borrowing" means the written notice of borrowing as referenced and defined in Section 3.1(b)(i).

          "Notice of Extension/Conversion" means the written notice of extension or conversion as referenced and defined in Section 4.2.

          "Obligations" means with duplication, all of the obligations of the Borrower to the Lenders (and their Affiliates in the case of Rate Management Obligations), the Agent and the Issuing Lender (including the obligations to pay principal of and interest on the Loans, to pay LOC Obligations, to pay Rate Management Obligations, to pay all Fees, to provide cash collateral in respect of Letters of Credit, to pay certain expenses and the obligations arising in connection with various indemnities) whenever arising, under this Credit Agreement, the Notes or any other of the Credit Documents to which the Borrower is a party.

          "Original Credit Agreement" is defined in the Recitals.

          "Participant" and "Participants" are defined in Section 12.6.

          "Participation Interest" means the purchase by a Lender of a participation interest in Letters of Credit as provided in Section 3.2.

          "PBGC" means the Pension Benefit Guaranty Corporation established under ERISA, and any successor thereto.

          "Permitted Guarantee Obligations" means (i) a Guaranty and (iii) Guarantee Obligations of the Borrower and its Subsidiaries relating to Indebtedness of the Borrower or a Subsidiary otherwise permitted under Section 9.1.
          "Permitted Investments" means (i) cash and Cash Equivalents, (ii) receivables owing to the Borrower or any of its Subsidiaries for trade credit, in each case if created, acquired or made in the ordinary course of business, (iii) loans and advances in the ordinary course of business to officers, directors, employees, Affiliates and suppliers in an aggregate amount not to exceed $250,000 at any time outstanding, (iv) investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business, (v) investments, acquisitions or transactions permitted under Section 9.4(b), (vi) with respect to any pension trust maintained for the benefit of any present or former employees of the Borrower or any Subsidiary, such loans, advances and/or investments as the trustee or administrator of the trust shall deem advisable pursuant to the terms of such trust, (vii) investments in wholly-owned Subsidiaries of the Borrower up to a maximum aggregate outstanding amount of all such investments not to exceed 10% of Consolidated Tangible Net Worth at any one time, (viii) investments of a nature not contemplated by the foregoing clauses hereof that are outstanding as of the Execution Date and set forth on Schedule 2.1(b), (ix) the $7,000,000 loan contemplated by the C2 Loan Documents and (x) additional loans, advances and/or investments of a nature not contemplated by the foregoing clauses hereof provided that such loans, advances and/or investments made pursuant to this clause (x) shall not exceed an aggregate amount of $250,000 outstanding at any one time and further provided that no such loans, advances and/or investments shall be used to acquire all or substantially all of the voting stock of any corporation the board of directors of which has not approved such acquisition. As used herein, "investment" means all investments, in cash or by delivery of property made, directly or indirectly in, to or from any Person, whether by acquisition of shares of capital stock, property, assets, indebtedness or other obligations or securities or by loan advance, capital contribution or otherwise.

          "Permitted Liens" means

                    (i) Liens created by or otherwise existing, under or in
               connection with this Credit Agreement or the other Credit Documents in favor of the Agent for the benefit of the Lenders;

                    (ii) Liens in favor of a Lender or its Affiliates hereunder as the provider of interest rate protection relating to the Loans hereunder, but only (A) to the extent such Liens secure obligations under such interest rate protection agreements permitted under Section 9.1, (B) to the extent such Liens are on the same collateral as to which the Agent for the benefit of the Lenders also has a Lien, (C) if such provider and the Agent for the benefit of the Lenders shall have agreed to share pari passu in the collateral subject to such Liens, up to a maximum aggregate amount of the proceeds of such collateral for such provider and all other providers hereunder, and thereafter all such providers' Liens shall be subordinate to the Liens in favor of the Agent for the benefit of the Lenders, and (D) if such provider shall have agreed, pursuant to an agreement reasonably satisfactory in form and substance to the provider, the Borrower and the Agent, to pay to the Agent, for the pro rata benefit of the Lenders, an amount equal to the amount of any payment made to such provider by or on behalf of a Credit Party after a default by reason of the amendment, conversion, buy-out or termination of such interest rate protection agreements;

                    (iii) purchase money Liens securing purchase money
               indebtedness (and refinancings thereof) and Capital Lease Obligations, to the extent permitted under Section 9.1(c);

                    (iv) Liens for taxes, assessments, charges or other
               governmental levies not yet due or as to which the period of grace, if any, related thereto has not expired or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP (or, in the case of Subsidiaries with significant operations outside of the United States of America, generally accepted accounting principles in effect from time to time in their respective jurisdictions of incorporation);

                    (v) carriers', warehousemen's, mechanics', material-men's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

                    (vi) pledges or deposits in connection with workers
               compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

                    (vii) deposits to secure the performance of bids, trade
               contracts, (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                    (viii) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the foregoing clauses; provided that such extension, renewal or replacement Lien shall be limited to all or a part of the property which secured the Lien so extended, renewed or replaced (plus improvements on such property);

                    (ix) easements, rights of way, restrictions and other
               similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not material in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any Subsidiary;

                    (x) Liens in existence on the date hereof listed on Schedule
               9.2, securing Indebtedness permitted by Section 9.1(b), provided that no such Lien is spread to cover any additional property (other than proceeds of the collateral originally subject to such Lien in accordance with the instrument creating such Lien) after the Closing Date and that the amount of Indebtedness secured thereby is not increased;

                    (xi) Liens on the property or assets of a corporation which becomes a Subsidiary after the Closing Date securing Indebtedness permitted by Section 9.1(i), provided that (A) such Liens existed at the time such corporation became a Subsidiary and were not created in anticipation thereof, and (B) no such Lien is spread to cover any additional property (other than proceeds of the collateral originally subject to such Lien in accordance with the instrument creating such Lien) after the Closing Date and that the amount of Indebtedness secured thereby is not increased;

                    (xii) Liens in the nature of licenses that arise in the
               ordinary course of business and consistent with past practice;

                    (xiii) Liens incurred in connection with Indebtedness
               permitted by Section 9.1(h), provided that no such Lien shall be spread to cover any additional property after the Closing Date and the amount of Indebtedness secured thereby shall not be increased;

                    (xiv) leases and subleases otherwise permitted hereunder
               granted to others not interfering in any material respect in the business of the Borrower or any Subsidiary;

                    (xv) attachment or judgment Liens, where the attachment or judgment which gave rise to such Liens does not constitute an Event of Default hereunder; and

                    (xvi) Liens in favor of an Issuing Lender under any LOC
               Documents, but only (A) to the extent such Liens secure LOC Obligations permitted under Section 3.2, and (B) to the extent such Liens are on collateral in the possession of such Issuing Lender.

          "Permitted Repurchase of Management Interests" means the Borrower's purchase of any limited liability company interest in the Borrower held by an employee of the Borrower upon the termination of such employee's employment, provided that the cumulative aggregate amount expended by the Borrower for all such purchases from its employees shall not exceed $250,000 in any fiscal year of the Borrower, net of cash proceeds received by the Borrower in such year on account of the sale of any limited liability company interest in the Borrower to any employee(s) of the Borrower.

          "Permitted Sale-Leaseback Transaction" means a transaction pursuant to which a Credit Party sells an item of equipment to a financial institution and concurrently with such sale (i) leases such item of equipment back from such financial institution and (ii) subleases such item of equipment to a customer of the Credit Party pursuant to a sublease agreement under which such customer obtains an option to purchase such item of equipment at or before the end of such sublease.

          "Person" means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise (whether or not incorporated) or any Governmental Authority.

          "Plan" means at any particular time, any employee benefit plan which is covered by Title IV of ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
Section 3(5) of ERISA.

          "Prime Rate" means, for any day, the higher of (i) the per annum rate of interest established from time to time by the Agent at its principal office in Milwaukee, Wisconsin as its Prime Rate, or (ii) the Federal Funds Rate plus 1%. Any change in the interest rate resulting from a change in the Prime Rate shall become effective as of 12:01 a.m. of the Business Day on which each change in the Prime Rate is announced by the Agent. The Prime Rate is a reference rate used by the Agent in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged on any extension of credit to any debtor.

          "Prime Rate Loan" means any Loan bearing interest at a rate determined by reference to the Prime Rate.

          "Properties" is defined in subsection 7.10(a).

          "Purchasing Lender" is defined in Section 12.6(c).

          "Rate Management Transaction" means any transaction (including an agreement with respect thereto) now existing or hereafter entered into between the Borrower and any Lender or Affiliate thereof which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

          "Rate Management Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefore), under (i) any and all Rate Management Transactions, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Management Transactions.

          "Real Estate Mortgages" means the Real Estate Mortgages dated as of November 2, 1998 and June 2, 2000 given by the Borrower and the Guarantors to the Agent for the benefit of the Lenders covering the Properties owned by the Borrower and the Guarantors, as amended, supplemented or otherwise modified from time to time.

          "Recovery Event" means the receipt by the Borrower or any of its Subsidiaries of any cash insurance proceeds or condemnation award payable by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any of their respective property or assets.

          "Register" is defined in Section 12.6(d).

          "Reorganization" means with respect to any Multiemployer Plan, the condition that such Plan is in reorganization within the meaning of such term as used in Section 4241 of ERISA.

          "Reportable Event" means any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty-day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. ss.2615.

          "Required Lenders" means Lenders holding in the aggregate at least 51% of the sum of (i) all Obligations then outstanding at such time and (ii) the aggregate unused Commitments at such time (treating for purposes hereof in the case of LOC Obligations and the Issuing Lender, only the portion of the LOC Obligations of the Issuing Lender which is not subject to the Participation Interests of the other Lenders and, in the case of the Lenders other than the Issuing Lender, the Participation Interests of such Lenders in LOC Obligations hereunder as direct Obligations); provided, however, that if any Lender shall be a Defaulting Lender at such time, then there shall be excluded from the determination of Required Lenders the Obligations (including Participation Interests) of such Defaulting Lender and such Defaulting Lender's Commitments, or after termination of the Commitments, the principal balance of the Obligations owing to such Defaulting Lender.

          "Requirement of Law" means, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or to which any of its material property is subject.

          "Revolving Commitment" means with respect to each Lender, the commitment of such Lender to make Revolving Loans in an aggregate principal amount at any time outstanding up to such Lender's Revolving Committed Amount as specified in Schedule 3.1(a) (subject to adjustment on account of assignment pursuant to the provisions of Section 12.6(c) hereof), as such amount may be reduced from time to time in accordance with the provisions hereof.

          "Revolving Commitment Percentage" means for each Lender, the percentage identified as its Revolving Commitment Percentage on Schedule 3.1(a), as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 12.6(c).

          "Revolving Commitment Period" means the period from and including the Closing Date to but not including the Revolving Termination Date.

          "Revolving Committed Amount" means collectively, the aggregate amount of all of the Revolving Commitments as referenced in Section 3.1(a) and, individually, the amount of each Lender's Revolving Commitment as specified in
Schedule 3.1(a) (subject to adjustment on account of assignment pursuant to the provisions of Section 11.6(c)).

          "Revolving Loans" is defined in Section 3.1.

          "Revolving Note" or "Revolving Notes" means the amended and restated promissory notes of the Borrower in favor of each of the Lenders evidencing the Revolving Loans provided pursuant to Section 3.1(e), individually or collectively, as appropriate, as such promissory notes may be amended, modified, supplemented, extended, renewed or replaced from time to time.

          "Revolving Termination Date" means June 30, 2006 or the earlier termination in full of the Revolving Commitments pursuant to this Agreement.

          "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., or any successor or assignee of the business of such division in the business of rating securities.

          "Security Agreement" means that Security Agreement dated as of November 2, 1998 given by the Borrower and the Guarantors to the Agent for the benefit of the Lenders covering substantially all of the tangible personal property owned by the Borrower and the Guarantors, as amended, supplemented or otherwise modified from time to time.

          "Single Employer Plan" means any Plan which is not a Multi-Employer Plan.

          "Solvent" means, with respect to any Credit Party as of a particular date, that on such date (i) such Credit Party is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (ii) such Credit Party does not intend to, and does not believe that it will, incur debts or liabilities beyond such Credit Party's ability to pay as such debts and liabilities mature in their ordinary course, (iii) such Credit Party is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Credit Party's property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Credit Party is engaged or is to engage,
(vi) the fair value of the property of such Credit Party is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Credit Party and (v) the present fair saleable value of the assets of such Credit Party is not less than the amount that will be required to pay the probable liability of such Credit Party on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          "Specified Sales" means (i) the sale, transfer, lease or other disposition of inventory, materials and equipment consisting of rolling stock in the ordinary course of business, (ii) the sale, transfer, lease or other disposition of machinery, parts, equipment and real estate no longer useful in the conduct of the business of the Borrower or any of its Subsidiaries, as appropriate, (iii) the sale, transfer, lease or other disposition of assets for cash, provided, however, that 100% of the Net Proceeds of which shall be paid to the Agent as a prepayment of Revolving Loans under Section 4.3(c), as the Borrower shall direct without application of the minimum prepayment amounts set forth therein, and provided further, that if any such prepayment shall be made with respect to Revolving Loans, the Revolving Committed Amount shall be automatically, immediately, and permanently reduced ratably among the Lenders according to their respective Revolving Commitment Percentages by an amount equal to 50% of the prepayment applied to the Revolving Loans under Section 4.3(a), and (iv) in addition to the transactions described in subsections (i),
(ii) and (iii), any other sale, transfer, lease or other disposition of assets where the proceeds of such disposition do not exceed $1,000,000 during any fiscal year.

          "Subordinated Debt" is defined in Section 9.10.

          "Subsidiary" means, as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Credit Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

          "Term Loan" is defined in Section 3.3(a).

          "Term Loan Commitment" means with respect to each Lender, the commitment of such Lender to make its portion of the Term Loan as specified in
Schedule 3.1(a) (and for purposes of making determinations of Required Lenders hereunder after the Closing Date, the principal amount outstanding on the Term
Loan).

          "Term Loan Commitment Percentage" means for each Lender, its Term Loan Commitment Percentage on Schedule 3.1(a), as such percentage may be modified in accordance with the provisions of Section 12.6(c).

          "Term Loan Committed Amount" means collectively, the aggregate amount of all of the Term Loan Commitments as referenced in Section 3.3(a) and, individually, the amount of each Lender's Term Loan Commitment as specified in
Schedule 3.1(a).

          "Term Note" or "Term Notes" means the promissory notes of the Borrower in favor of each of the Lenders evidencing the Term Loan provided pursuant to
Section 3.3(d), individually or collectively, as appropriate, as such promissory notes may be amended, modified, supplemented, extended, renewed or replaced from time to time.

          "Term Termination Date" means June 30, 2006 or the earlier termination in full of the Term Loan Commitment.

          "Threshold Requirement" is defined in Section 8.12.

          "Transfer Effective Date" is defined in the Commitment Transfer Supplement.

          "Transferee" is defined in Section 12.6(f).

          "Type" means, as to any Loan, its nature as a Prime Rate Loan or a Eurodollar Loan, as the case may be.

          2.2 Other Definitional Provisions.

               (a) Unless otherwise specified therein, all capitalized definitional terms defined in this Credit Agreement shall have the defined meanings when used in the Notes or other Credit Documents or any certificate or other document made or delivered pursuant hereto.

               (b) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Credit Agreement shall refer to this Credit Agreement as a whole and not to any particular provision of this Credit Agreement, and Section, subsection, Schedule and Exhibit references are to this Credit Agreement unless otherwise specified.

               (c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

               (d) For purposes of computation of periods of time hereunder, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

          2.3 Accounting Terms and Determinations. Unless otherwise specified herein, all terms of an accounting character used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants or otherwise required by a change in
GAAP) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Lenders.


                                    ARTICLE 3

                                CREDIT FACILITIES

          3.1 Revolving Loans.

               (a) Revolving Commitment. During the Revolving Commitment Period, subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans ("Revolving Loans") to the Borrower from time to time for the purposes hereinafter set forth; provided, however, that (i) with regard to each Lender individually, the sum of such Lender's share of outstanding Revolving Loans plus such Lender's LOC Commitment Percentage of LOC Obligations shall not exceed such Lender's Revolving Committed Amount, and (ii) with regard to the Lenders collectively, the sum of the aggregate amount of outstanding Revolving Loans plus the aggregate amount of LOC Obligations shall not exceed FORTY MILLION DOLLARS ($40,000,000) (as such aggregate maximum amount may be reduced from time to time as provided herein). Revolving Loans may consist of Prime Rate Loans or Eurodollar Loans, or a combination thereof, as the Borrower may request, and may be repaid and reborrowed in accordance with the provisions hereof. Eurodollar Loans shall be made by each Lender at its Eurodollar Lending Office and Prime Rate Loans at its Domestic Lending Office.

               (b) Revolving Loan Borrowings.

                    (i) Notice of Borrowing. The Borrower shall request a
               Revolving Loan borrowing by written notice (or telephone notice promptly confirmed in writing which confirmation may be by fax) to the Agent not later than 10:30 A.M. (Milwaukee, Wisconsin time) on the Business Day of the requested borrowing in the case of Prime Rate Loans, and on the third Business Day prior to the date of the requested borrowing in the case of Eurodollar Loans. Each such request for borrowing shall be irrevocable and shall specify (A) that a Revolving Loan is requested, (B) the date of the requested borrowing (which shall be a Business Day), (C) the aggregate principal amount to be borrowed, and (D) whether the borrowing shall be comprised of Prime Rate Loans, Eurodollar Loans or a combination thereof, and if Eurodollar Loans are requested, the Interest Period(s) therefor. A form of Notice of Borrowing a ("Notice of Borrowing") is attached as Exhibit 2.1(b)(i). If the Borrower shall fail to specify in any such Notice of Borrowing (I) an applicable Interest Period in the case of a Eurodollar Loan, then such notice shall be deemed to be a request for an Interest Period of one month, or (II) the type of Revolving Loan requested, then such notice shall be deemed to be a request for a Prime Rate Loan hereunder. The Agent shall give notice to each Lender (promptly upon receipt of each Notice of Borrowing, and in any event not later than 12:00 noon, Milwaukee, Wisconsin time, with respect to any Notice of Borrowing delivered to the Agent pursuant to this section) of the contents thereof and each such Lender's share thereof.

                    (ii) Minimum Amounts. Each Revolving Loan borrowing shall
               be: (A) if a Prime Rate Loan, in a minimum aggregate amount of $500,000 and integral multiples of $100,000 in excess thereof; and (B) if a Eurodollar Loan, in a minimum aggregate amount of $1,000,000 and integral multiples of $500,000 in excess thereof (or, in either case, the remaining amount of the Revolving Commitment, if less).

                    (iii) Advances. Each Lender will make its Revolving
               Commitment Percentage of each Revolving Loan borrowing available to the Agent for the account of the Borrower at the office of the Agent specified in Schedule 12.2, or at such other office as the Agent may designate in writing, by 1:30 P.M. (Milwaukee, Wisconsin time) on the date specified in the applicable Notice of Borrowing in Dollars and in funds immediately available to the Agent. Such borrowing will then be made available to the Borrower by the Agent by crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Agent by the Lenders and in like funds as received by the Agent by the close of Agent's business on such date.

               (c) Repayment. The principal amount of all Revolving Loans shall be due and payable in full on the Revolving Termination Date.

                  (d) Interest. Subject to the provisions of Section 4.1, Revolving Loans shall bear interest as follows:

                           (i) Prime Rate Loans. During such periods as Revolving Loans shall be comprised of Prime Rate Loans, each such Prime Rate Loan shall bear interest at a per annum rate equal to the sum of the Prime Rate plus the Applicable Percentage;

                           (ii) Eurodollar Loans. During such periods as Revolving Loans shall be comprised of Eurodollar Loans, each such Eurodollar Loan shall bear interest at a per annum rate equal to the sum of the applicable Eurodollar Rate plus the Applicable Percentage as of the commencement of the Interest Period applicable thereto; and

Interest on Revolving Loans shall be payable in arrears on each Interest Payment Date.

                  (e) Revolving Notes. The Revolving Loans shall be evidenced by a duly executed promissory note of the Borrower to each Lender in the original principal amount of each such Lender's Revolving Committed Amount in substantially the form of Exhibit 3.1(e).

         3.2      Letter of Credit Subfacility.

                  (a) Issuance. Subject to the terms and conditions hereof and of the LOC Documents, if any, and provided that no Default or Event of Default shall have occurred and be continuing, and further subject to any other terms and conditions which the Issuing Lender may reasonably require, during the Revolving Commitment Period the Issuing Lender shall issue, and the Lenders shall participate in, Letters of Credit for the account of a Credit Party from time to time upon request in a form acceptable to the Issuing Lender; provided, however, that (i) the aggregate amount of LOC Obligations shall not at any time exceed THREE MILLION FIVE HUNDRED THOUSAND DOLLARS ($3,500,000) (the "LOC Committed Amount") and (ii) the sum of the aggregate amount of Revolving Loans plus the aggregate amount of LOC Obligations shall not at any time exceed the aggregate Revolving Committed Amount. No Letter of Credit as originally issued or as extended shall have an expiry date extending beyond the Revolving Termination Date, except that prior to the Revolving Termination Date a Letter of Credit may be issued or extended with an expiry date extending beyond the Revolving Termination Date if, and to the extent that the Borrower shall provide cash collateral to the Issuing Lender on the date of issuance or extension in an amount equal to the maximum amount available to be drawn under such Letter of Credit. Each Letter of Credit shall comply with the related LOC Documents. The issuance and expiry date of each Letter of Credit shall be a Business Day. In the case of a conflict in the terms of the LOC Documents and this Credit Agreement, the terms of this Credit Agreement shall control.

                  (b) Notice and Reports. The request for the issuance of a Letter of Credit shall be submitted to the Issuing Lender and the Agent on such prior notice as the Issuing

         Lender and Borrower shall agree. The Issuing Lender will, at least quarterly and more frequently upon request, provide to the Agent (who shall promptly disseminate to the Lenders and the Borrower) a detailed report specifying the Letters of Credit which are then issued and outstanding and any activity with respect thereto which may have occurred since the date of the prior report, and including therein, among other things, the account party, the beneficiary, the face amount, expiry date as well as any payments or expirations which may have occurred. The Issuing Lender will further provide to the Agent promptly upon request copies of the Letters of Credit. The Issuing Lender will provide to the Agent prompt notice of any changes in LOC Obligations issued by it, and more frequently upon request, a summary report of the nature and extent of LOC Obligations then outstanding.

                  (c) Participations. Each Lender, with respect to the Existing Letters of Credit, hereby purchases a participation interest in such Existing Letters of Credit and with respect to Letters of Credit issued on or after the Closing Date, upon issuance of a Letter of Credit, shall be deemed to have purchased without recourse a risk participation from the Issuing Lender in such Letter of Credit and the obligations arising thereunder and any collateral relating thereto, in each case in an amount equal to its LOC Commitment Percentage of the obligations under such Letter of Credit and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the Issuing Lender therefor and discharge when due, its LOC Commitment Percentage of the obligations arising under such Letter of Credit. Without limiting the scope and nature of each Lender's participation in any Letter of Credit, to the extent that the Issuing Lender has not been reimbursed as required hereunder or under any LOC Document, each such Lender shall pay to the Issuing Lender its LOC Commitment Percentage of such unreimbursed drawing in same day funds on the day of notification by the Issuing Lender of an unreimbursed drawing pursuant to the provisions of subsection (d) hereof. The obligation of each Lender to so reimburse the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse the Issuing Lender under any Letter of Credit, together with interest as hereinafter provided.

                  (d) Reimbursement. In the event of any drawing under any Letter of Credit, the Issuing Lender will promptly notify the Borrower and the Agent. The Borrower shall reimburse the Issuing Lender on the first Business Day following notice of payment under any Letter of Credit (either with the proceeds of a Revolving Loan obtained hereunder or otherwise) in same day funds as provided herein or in the LOC Documents, together with interest on the amount of such payment at the Prime Rate from the date of payment until the date of reimbursement. Unless the Borrower shall notify the Issuing Lender and the Agent on the date Borrower receives notice of a payment of its intent to otherwise reimburse the Issuing Lender, the Borrower shall be deemed to have requested a Revolving Loan in the amount of the payment as provided in subsection (e) hereof, the proceeds of which will be used to satisfy the reimbursement obligations. The Borrower's reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of set-off, counterclaim or defense to payment the Borrower may claim or have against the Issuing Lender, the Agent, the Lenders, the beneficiary of the Letter of Credit drawn upon or any other Person, including, without limitation, any defense based on any failure of the Borrower to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit. The Issuing Lender will promptly notify the other Lenders of the amount of any unreimbursed payment and each Lender shall promptly pay to the Agent for the account of the Issuing Lender in Dollars and in immediately available funds, the amount of such Lender's LOC Commitment Percentage of such unreimbursed drawing. Such payment shall be made on the day such notice is received by such Lender from the Issuing Lender if such notice is received at or before 2:00 P.M. (Milwaukee, Wisconsin time), otherwise such payment shall be made at or before 12:00 P.M. (Milwaukee, Wisconsin time) on the Business Day next succeeding the day such notice is received. If such Lender does not pay such amount to the Issuing Lender in full upon such request, such Lender shall, on demand, pay to the Agent for the account of the Issuing Lender interest on the unpaid amount during the period from the date of such payment until such Lender pays such amount to the Issuing Lender in full at a rate per annum equal to, if paid within two (2) Business Days of the date of such request, the Federal Funds Rate and thereafter at a rate equal to the Prime Rate. Each Lender's obligation to make such payment to the Issuing Lender, and the right of the Issuing Lender to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Credit Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the Obligations hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever.

                  (e) Repayment with Revolving Loans. On any day on which the Borrower shall be deemed to have requested a Revolving Loan to reimburse a drawing under a Letter of Credit, the Agent shall give notice to the Lenders that a Revolving Loan has been requested or deemed requested in connection with a drawing under a Letter of Credit, in which case a Revolving Loan borrowing comprised entirely of Prime Rate Loans (each such borrowing, a "Mandatory Borrowing") shall be immediately made (without giving effect to any termination of the Commitments pursuant to Section 10) pro rata based on each Lender's respective Revolving Commitment Percentage (determined before giving effect to any termination of the Commitments pursuant to Section 10) and in the case of both clauses (i) and (ii) the proceeds thereof shall be paid directly to the Issuing Lender for application to the respective LOC Obligations. Each Lender hereby irrevocably agrees to make such Revolving Loans immediately upon any such request or deemed request on account of each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the same such date notwithstanding (i) the amount of Mandatory Borrowing may not comply with the minimum amount for borrowings of Revolving Loans otherwise required hereunder, (ii) whether any conditions specified in Section
         5.2 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) failure for any such request or deemed request for Revolving Loan to be made by the time otherwise required in Section 3.1(b), (v) the date of such Mandatory Borrowing, or (vi) any reduction in the Revolving Committed Amount after any such Letter of Credit may have been drawn upon; provided, however, that in the event any such Mandatory Borrowing should be less than the minimum amount for borrowings of Revolving Loans otherwise provided in Section 3.1(b)(ii), the Borrower shall pay to the Agent for its own account an administrative fee of $500. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower), then each such Lender hereby agrees that it shall forthwith fund (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) its Participation Interests in the outstanding LOC Obligations; provided, further, that in the event any Lender shall fail to fund its Participation Interest on the day the Mandatory Borrowing would otherwise have occurred, then the amount of such Lender's unfunded Participation Interest therein shall bear interest payable to the Issuing Lender upon demand, at the rate equal to, if paid within two (2) Business Days of any such request, the Federal Funds Rate, and thereafter at a rate equal to the Prime Rate.

                  (f) Modification, Extension. The issuance of any supplement, modification, amendment, renewal, or extension to any Letter of Credit shall, solely for purposes of this Agreement, be treated in all respects the same as the issuance of a new Letter of Credit, but without duplication in computing the aggregate outstanding amount of LOC Obligations.

                  (g) Uniform Customs and Practices. The Issuing Lender shall have the Letters of Credit be subject to The Uniform Customs and Practice for Documentary Credits, as published as of the date of issue by the International Chamber of Commerce (the "UCP"), in which case the UCP may be incorporated therein and deemed in all respects to be a part thereof, with such exceptions thereto as the beneficiary may request and the Issuing Lender and account party may approve.

         3.3      Term Loan.

                  (a) Term Loan. Subject to and upon the terms and conditions hereof, each Lender severally agrees to make its Term Loan Commitment Percentage of a term loan (the "Term Loan") to the Borrower on the Closing Date in the aggregate principal amount of TWENTY-FIVE MILLION DOLLARS ($25,000,000) for the purposes hereinafter set forth. The Term Loan may consist of Prime Rate Loans or Eurodollar Loans, or a combination thereof, as the Borrower may request. Amounts repaid on the Term Loan may not be reborrowed. Each Lender will make its Term Loan Commitment Percentage of each Term Loan advance available to the Agent on the Closing Date. Eurodollar Loans shall be made by each Lender at its Eurodollar Lending Office and Prime Rate Loans at its Domestic Lending Office. In the event the Borrower shall fail to borrow the entire Term Loan Committed Amount, the schedule amortization payments required under Section 3.3(b) shall be reduced in inverse order of maturity by the amount of the difference.

                  (b) Repayment of the Term Loan. The principal amount of the Term Loan shall be repaid in quarterly payments of $416,666 each, commencing on September 30, 2001 and on the last day of each September, December, March and June thereafter, with a final principal payment of $17,083,346 (together with all accrued but unpaid interest) on the Term Termination Date.

                  (c) Interest on the Term Loan. Subject to the provisions of Section 4.1, the Term Loan shall bear interest as follows:

                           (i) Prime Rate Loans. During such periods as the Term Loan shall be comprised of Prime Rate Loans, each such Prime Rate Loan shall bear interest at a per annum rate equal to the Prime Rate; and

                           (ii) Eurodollar Loans. During such periods as the Term Loan shall be comprised of Eurodollar Loans, each such Eurodollar Loan shall bear interest at a per annum rate equal to the sum of the applicable Eurodollar Rate plus the Applicable Percentage as of the commencement of the Interest Period applicable thereto.

         Interest on the Term Loan shall be payable in arrears on each Interest Payment Date.

                  (d) Term Notes. The Term Loan shall be evidenced by a duly executed promissory note of the Borrower to each Lender in the original principal amount of each such Lender's Term Loan Committed Amount in substantially the form of Exhibit 3.3(d).

                                   ARTICLE 4

                 OTHER PROVISIONS RELATING TO CREDIT FACILITIES

         4.1 Default Rate. Upon the occurrence, and during the continuance, of an Event of Default, the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder or under the other Credit Documents shall bear interest, payable on demand, at a per annum rate which is equal to the rate which would otherwise be applicable (or if no rate is applicable, whether in respect of interest, fees or other amounts, then the Prime Rate) plus 2%.

         4.2 Extension and Conversion. The Borrower shall have the option, on any Business Day, to extend existing Loans into a subsequent permissible Interest Period or to convert Loans into Loans of another Type; provided, however, that (i) except as provided in Section 4.7, Eurodollar Loans may be converted into Prime Rate Loans only on the last day of the Interest Period applicable thereto, (ii) Eurodollar Loans may be extended, and Prime Rate Loans may be converted into Eurodollar Loans, only if no Default or Event of Default is in existence on the date of extension or conversion, (iii) Loans extended as, or converted into, Eurodollar Loans shall be subject to the terms of the definition of "Interest Period" set forth in Section 2.1 and shall be in such minimum amounts as provided in Section 3.1(b)(ii) and (iv) any request for extension or conversion of a Eurodollar Loan which shall fail to specify an Interest Period shall be deemed to be a request for an Interest Period of one month. Each such extension or conversion shall be effected by the Borrower by giving a Notice of Extension/Conversion in the form of Exhibit 4.2 (or telephone notice promptly confirmed in writing) to the Agent prior to 10:30 A.M. (Milwaukee, Wisconsin time) on the Business Day of, in the case of the conversion of a Eurodollar Loan into a Prime Rate Loan and on the third Business Day prior to, in the case of the extension of a Eurodollar Loan as, or conversion of a Prime Rate Loan into, a Eurodollar Loan, the date of the proposed extension or conversion, specifying the date of the proposed extension or conversion, the Loans to be so extended or converted, the Types of Loans into which such Loans are to be converted and, if appropriate, the applicable Interest Periods with respect thereto. Each request for extension or conversion shall constitute a representation and warranty by the Borrower of the matters specified in paragraphs (a) and (b), and in (c) or (d), of Section 6.2. In the event the Borrower fails to request extension or conversion of any Eurodollar Loan in accordance with this Section, or any such conversion or extension is not permitted or required by this Section, then such Loans shall be automatically converted into Prime Rate Loans at the end of their Interest Period. The Agent shall give each Lender notice as promptly as practicable of any such proposed extension or conversion affecting any Loan.

         4.3      Reductions in Commitments and Prepayments.

                  (a) Reductions in Revolving Commitment. The Borrower may from time to time permanently reduce the Aggregate Revolving Committed Amount in whole or in part without premium or penalty except as provided in Section 4.10 upon three (3) Business Days' prior written notice to the Agent; provided that after giving effect to any such voluntary reduction the sum of Revolving Loans plus LOC Obligations then outstanding shall not exceed the Aggregate Revolving Committed Amount, as reduced. Except as otherwise specified herein, partial reductions in the Aggregate Revolving Committed Amount shall in each case be in a minimum aggregate amount of $1,000,000 and integral multiples of $1,000,000 in excess thereof.

                  (b) Mandatory Prepayment on Revolving Loans. If at any time the sum of the aggregate amount of Revolving Loans plus LOC Obligations then outstanding shall exceed the Aggregate Revolving Committed Amount, as reduced from time to time, the Borrower shall immediately make payment on the Revolving Loans and then, if necessary, to a cash collateral account in respect of the LOC Obligations, in an amount sufficient to eliminate the deficiency. Any such payments shall be applied first to Prime Rate Loans and then to Eurodollar Loans in direct order of their Interest Period maturities.

                  (c) Voluntary Prepayments. Loans may be prepaid in whole or in part without premium or penalty except as provided in Section
         4.10. Any partial prepayment shall be in a minimum aggregate principal amount of $1,000,000 and integral multiples of $500,000 in excess thereof. Except as otherwise specified herein, amounts prepaid on the Revolving Loans may be reborrowed in accordance with the provisions hereof. Amounts prepaid on the Term Loan shall be applied in inverse order of maturity to the payments of principal due pursuant to Section 3.3(b). Amounts prepaid on the Term Loan may not be reborrowed.

         4.4      Fees.

                  (a) Letter of Credit Fee. In consideration of the issuance of Letters of Credit hereunder, the Borrower agrees to pay to the Agent for the ratable benefit of the Lenders a fee with respect to each Letter of Credit (the "Letter of Credit Fee") equal to the

         Applicable Percentage per annum on the average daily maximum amount available to be drawn under such Letter of Credit from the date of issuance calculated for the term of availability thereof. The Letter of Credit Fee shall be payable quarterly in arrears with respect to each Letter of Credit on the last day of each calendar quarter and on the Revolving Termination Date and shall be in lieu of any other fees in connection with the issuance of Letters of Credit hereunder, except for such standard and customary fees, costs and expenses incurred or charged by the Issuing Lender in issuing, effecting payment under, amending or otherwise administering any Letter of Credit as the Borrower and the Issuing Lender may mutually agree.

                  (b) Commitment Fee. In consideration of the Commitments by the Lenders hereunder, the Borrower agrees to pay to the Agent for the ratable benefit of the Lenders a commitment fee (the "Commitment Fee") in an amount equal to $162,500. The Commitment Fee shall be fully earned and payable on the Closing Date.

                  (c) Administrative Fees. The Borrower agrees to pay to the Agent, for its own account, an administrative and structuring fee (the "Agent's Fee") referred to in that certain Agent's fee letter dated March 15, 2001. The Agent's Fee shall be fully earned and payable on the Closing Date.

                  (d) Non-Use Fee. The Borrower shall pay to the Agent for the account of each Lender a non-use fee (the "Non-Use Fee") equal to the Applicable Percentage per annum on the average daily unused portion of such Lender's Commitment, computed on a quarterly basis in arrears on the last Business Day of each March, June, September and December commencing on June 30, 2001. The non-use fees provided in this Section 4.4(d) shall accrue at all times after the above-mentioned commencement date, including at any time during which one or more conditions in
         Article V are not met.

         4.5 Capital Adequacy. If any Lender has reasonably determined that the adoption or effectiveness of any applicable law, rule or regulation regarding capital adequacy made after the date hereof, or any change therein made after the date hereof, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof made after the date hereof, or compliance by such Lender or its parent company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency made after the date hereof, has or would have the effect of reducing the rate of return on such Lender's or its parent company's capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Lender could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration the policies of such Lender and its parent company with respect to capital adequacy), then, within 10 Business Days after the Borrower's receipt of the certificate referred to in the next sentence, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender and its parent company for such reduction; provided that no such amounts shall be payable with respect to reduction in rate of return incurred more than three (3) months before such Lender demands compensation under this Section 4.5. A certificate as to the amount of such reduction in rate of return, the good faith basis therefor and setting forth in reasonable detail the calculations used by the applicable Lender to arrive at the amount or amounts claimed to be due, shall be submitted to the Borrower and the Agent. Each determination by a Lender of amounts owing under this Section shall be rebuttably presumptive evidence of the matters set forth therein. No demand for payment under this Section shall be made unless the Lender shall make comparable demands of other similarly situated borrowers. The provisions of this Section shall survive termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

         4.6 Inability To Determine Interest Rate. If prior to the first day of any Interest Period, the Agent shall have reasonably determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, the Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given (a) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Prime Rate Loans, (b) any Loans that were to have been converted on the first day of such Interest Period to or continued as Eurodollar Loans shall be converted to or continued as Prime Rate Loans and (c) any outstanding Eurodollar Loans shall be converted, on the first day of such Interest Period, to Prime Rate Loans. Until such notice has been withdrawn by the Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Prime Rate Loans to Eurodollar Loans.

         4.7 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof occurring after the Closing Date shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Credit Agreement, (a) such Lender shall promptly give written notice of such circumstances to the Borrower and the Agent (which notice shall be withdrawn whenever such circumstances no longer exist), (b) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert a Prime Rate Loan to Eurodollar Loans shall forthwith be canceled and, until such time as it shall no longer be unlawful for such Lender to make or maintain Eurodollar Loans, such Lender shall then have a commitment only to make a Prime Rate Loan when a Eurodollar Loan is requested and (c) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Prime Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 4.10.

         4.8 Requirements of Law. If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof applicable to any Lender, or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in each case made subsequent to the Closing Date (or, if later, the date on which such Lender becomes a Lender):

                           (i) shall subject such Lender to any tax of any kind whatsoever on or in respect of any Letter of Credit, letter of credit application or any Eurodollar Loans made by it or its obligation to make Eurodollar Loans, or change the basis of taxation of payments to such Lender in respect thereof except for Non-Excluded Taxes covered by Section 4.9 (including Non-Excluded Taxes imposed solely by reason of any failure of such Lender to comply with its obligations under
                  Section 4.9(b)) and changes in taxes measured by or imposed upon the overall net income, or franchise tax (imposed in lieu of such net income tax), of such Lender or its applicable lending office, branch, or any affiliate thereof); or

                           (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar condition or requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or to reduce any amount receivable hereunder in respect thereof, then, in any such case, upon notice to the Borrower from such Lender, through the Agent, in accordance herewith, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable, provided that, in any such case, the Borrower may elect to convert the Eurodollar Loans made by such Lender hereunder to Prime Rate Loans by giving the Agent at least one Business Day's notice of such election, in which case the Borrower shall promptly pay to such Lender, upon demand, without duplication, such amounts, if any, as may be required pursuant to Section 4.10. If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall provide prompt notice thereof to the Borrower, through the Agent, certifying (a) that one of the events described in this Section 4.8 has occurred and describing in reasonable detail the nature of such event, (b) as to the increased cost or reduced amount resulting from such event and (c) as to the additional amount demanded by such Lender and a reasonably detailed explanation of the calculation thereof. Such a certificate as to any additional amounts payable pursuant to this subsection shall be submitted by such Lender, through the Agent, to the Borrower and shall be conclusive in the absence of manifest error. No demand for payment under this Section shall be made unless the Lender shall make comparable demands of other similarly situated borrowers. This covenant shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

         4.9      Taxes.

                  (a) Except as provided below in this subsection, all payments made by the Borrower under this Credit Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding taxes measured by or imposed upon the overall net income of any Lender or its applicable lending office, or any branch or affiliate thereof, and all franchise taxes, branch taxes, taxes on doing business or taxes on the overall capital or net worth of any Lender or its applicable lending office, or any branch or affiliate thereof, in each case imposed in lieu of net income taxes, imposed: (i) by the jurisdiction under the laws of which such Lender, applicable lending office, branch or affiliate is organized or is located, or in which its principal executive office is located, or any nation within which such jurisdiction is located or any political subdivision thereof; or (ii) by reason of any connection between the jurisdiction imposing such tax and such Lender, applicable lending office, branch or affiliate other than a connection arising solely from such Lender having executed, delivered or performed its obligations, or received payment under or enforced, this Credit Agreement or any Notes. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Agent or any Lender hereunder or under any Notes, (A) the amounts so payable to the Agent or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Credit Agreement and any Notes, provided, however, that the Borrower shall be entitled to deduct and withhold any Non-Excluded Taxes and shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of paragraph (b) of this subsection whenever any Non-Excluded Taxes are payable by the Borrower, and (B) as promptly as possible thereafter the Borrower shall send to the Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

                  (b) At least five Business Days prior to the first day on which interest or Fees are payable hereunder for the account of any Lender, each Lender that is not incorporated under the laws of the United States of America, or a state thereof, agrees that it will deliver to each of the Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes. Each Lender which so delivers a Form 1001 or 4224 further undertakes to deliver to each of the Borrower and the Agent two additional copies of such form (or a successor form) on or before the date that such form expires (currently, three successive calendar years for Form 1001 and one calendar year for Form
         4224) or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Agent, in each case certifying that such Lender is entitled to receive payments under this Credit Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises the Borrower and the Agent that it is not capable of receiving payments without any deductions or withholding of United States federal income tax.

         4.10 Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur (other than through such Lender's gross negligence or willful misconduct) as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Credit Agreement, (b) default by the Borrower in making any prepayment of a Eurodollar Loan after the Borrower has given a notice thereof in accordance with the provisions of this Credit Agreement or (c) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurodollar Loans provided for herein over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market, provided, however, that the amount of such lost interest, if any, shall be discounted to a present value as of the date of the indemnification payment, using as the applicable discount rate(s) the rate(s) of per annum interest used by such Lender in making the computations pursuant to the foregoing clause (ii). This covenant shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

         4.11 Pro Rata Treatment. Except to the extent otherwise provided herein:

                  (a) Loans. Each Loan, each payment or prepayment of principal of any Loan, each payment of interest on the Loans, each payment of Fees (other than the Fee to the Agent pursuant to Section 4.4(c)), each reduction of the Revolving Committed Amount and each conversion or extension of any Loan, shall be allocated pro rata among the Lenders in accordance with the respective Commitment Percentages relating to such respective Loans and Participation Interests.

                  (b) Advances. Unless the Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its Commitment Percentage of such borrowing available to the Agent, the Agent may assume that such Lender is making such amount available to the Agent, and the Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Agent by such Lender within the time period specified therefor hereunder, such Lender shall pay to the Agent, on demand, such amount with interest thereon at a rate equal to the Federal Funds Rate for the period until such Lender makes such amount immediately available to the Agent. A certificate of the Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Lender's Commitment Percentage of such borrowing is not made available to the Agent by such Lender within two business Days of the date of the related borrowing, (i) the Agent shall notify the Borrower of the failure of such Lender to make such amount available to the Agent and the Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Prime Rate Loans hereunder, on demand, from the Borrower and (ii) then the Borrower may, without waiving any rights it may have against such Lender, (x) request the Lender serving as Agent to increase its Revolving Commitment Percentage and make such borrowing available, which request such Lender may in its sole discretion approve or deny, and (y) if the Lender serving as Agent shall deny a request submitted to it pursuant to the foregoing clause (x), borrow a like amount on an unsecured basis from any commercial bank for a period ending on the date upon which such Lender does in fact make such borrowing available; provided, however, that at the time any such replacement borrowing is made and at all times while such amount is outstanding the Borrower would be permitted to borrow such amount pursuant to Section 3.1 of this Credit Agreement.

         4.12 Sharing of Payments. The Lenders agree among themselves that, in the event that any Lender shall obtain payment in respect of any Loan or any other obligation owing to such Lender under this Credit Agreement through the exercise of a right of setoff, banker's lien or counterclaim, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, in excess of its pro rata share of such payment as provided for in this Credit Agreement, such Lender shall promptly purchase from the other Lenders a participation in such Loans and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Lenders share such payment in accordance with their respective ratable shares as provided for in this Credit Agreement. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of setoff, banker's lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by repurchase of a participation theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Lender whose payment shall have been rescinded or otherwise restored. The Borrower agrees that any Lender so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker's lien or counterclaim, with respect to such participation as fully as if such Lender were a holder of such Loan or other obligation in the amount of such participation. Except as otherwise expressly provided in this Credit Agreement, if any Lender or the Agent shall fail to remit to the Agent or any other Lender an amount payable by such Lender or the Agent to the Agent or such other Lender pursuant to this Credit Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Agent or such other Lender at a rate per annum equal to the Federal Funds Rate. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 4.12 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this Section 4.12 to share in the benefits of any recovery on such secured claim.

         4.13 Place and Manner of Payments. Except as otherwise specifically provided herein, all payments hereunder shall be made to the Agent in Dollars in immediately available funds, without offset, deduction, counterclaim or withholding of any kind, at its offices at the Agent's office specified in
Schedule 12.2 not later than 1:00 P.M. (Milwaukee, Wisconsin time) on the date when due. Payments received after such time shall be deemed to have been received on the next succeeding Business Day. The Agent may, at the Borrower's request, debit the amount of any such payment which is not made by such time to Account No. 121581139 maintained by the Borrower with the Agent or any other account which may be maintained by the Borrower with the Agent and designated for such purpose by the Borrower. The Borrower shall, at the time it makes any payment under this Credit Agreement, specify to the Agent the Loans, Fees or other amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that it fails so to specify, or if such application would be inconsistent with the terms hereof, the Agent shall distribute such payment to the Lenders in such manner as the Agent may determine to be appropriate in respect of obligations owing by the Borrower hereunder, subject to the terms of Section 4.11). The Agent will distribute such payments to such Lenders, if any such payment is received prior to 1:00 p.m. (Milwaukee, Wisconsin time) on a Business Day in like funds as received prior to the end of such Business Day and otherwise the Agent will distribute such payment to such Lenders on the next succeeding Business Day. Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and Fees for the period of such extension), except that in the case of Eurodollar Loans, if the extension would cause the payment to be made in the next following calendar month, then such payment shall instead be made on the next preceding Business Day. Except as expressly provided otherwise herein, all computations of interest and fees shall be made on the basis of actual number of days elapsed over a year of 360 days. Interest shall accrue from and include the date of borrowing, but exclude the date of payment.

         4.14     Indemnification: Nature of Issuing Lender's Duties.

                  (a) In addition to its other obligations under Section 3.2, the Borrower hereby agrees to protect, indemnify, pay and save each Issuing Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) that the Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or (B) the failure of the Issuing Lender to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority (all such acts or omissions, herein called "Government Acts").

                  (b) As between the Borrower and the Issuing Lender, the Borrower shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. The Issuing Lender shall not be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of a Letter of Credit to comply fully with conditions required in order to draw upon a Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) for errors in interpretation of technical terms;
         (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (vii) for any consequences arising from causes beyond the control of the Issuing Lender, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of the Issuing Lender's rights or powers hereunder.

                  (c) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuing Lender, under or in connection with any Letter of Credit or the related certificates, if taken or omitted in good faith, shall not put such Issuing Lender under any resulting liability to the Borrower. It is the intention of the parties that this Credit Agreement shall be construed and applied to protect and indemnify the Issuing Lender against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Borrower, including, without limitation, any and all risks of the acts or omissions, whether rightful or wrongful, of any present or future Government Acts. The Issuing Lender shall not, in any way, be liable for any failure by the Issuing Lender or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of the Issuing Lender.

                  (d) Nothing in this Section 4.14 is intended to limit the reimbursement obligation of the Borrower contained in Section 3.2(d) hereof. The obligations of the Borrower under this Section 4.14 shall survive the termination of this Agreement. No act or omissions of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the Issuing Lender to enforce any right, power or benefit under this Credit Agreement.

                  (e) Notwithstanding anything to the contrary contained in this Section 4.14, the Borrower shall have no obligation to indemnify any Issuing Lender in respect of any liability incurred by such Issuing Lender arising out of the gross negligence or willful misconduct of the Issuing Lender (including action not taken by an Issuing Lender) or to reimburse the Issuing Lender for payments made by such Issuing Lender on a Letter of Credit with respect to which the drafts and accompanying documents do not reasonably appear to comply with the terms of the Letter of Credit, as determined by a court of competent jurisdiction.

         4.15 Transfers at Borrower's Request. In the event that any Lender requests payment by the Borrower of any additional amounts pursuant to Section 4.5, 4.7, 4.8 or 4.9, then, provided that no Default or Event of Default has occurred and is continuing at such time, the Borrower may, at its own expense (such expense to include any transfer fee payable to the Agent under Section 12.6(b)), and in its sole discretion require such Lender to transfer and assign in whole or in part, without recourse (in accordance with and subject to the terms and conditions of


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


Section 12.6(b)), all or part of its interests, rights and obligations under this Credit Agreement to an Eligible Transferee which shall assume such assigned obligations; provided that (i) the other Lenders may, by written notice to the Agent, the Lenders and the Borrower, in their respective discretion, elect to assume such Lender's Revolving Commitment, LOC Commitment and Term Loan Commitment, pro rata based upon the respective Revolving Commitment Percentages and Term Loan Commitment Percentages of the other Lenders so electing to assume such Lender's Commitments hereunder, (ii) such Eligible Transferee which is not a Lender shall be reasonably acceptable to the Required Lenders, (iii) such assignment shall not relieve the Borrower from its obligations to pay such additional amounts that may be due in accordance with Section 4.5, 4.7, 4.8 or 4.9, (iv) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority and (v) the Borrower or such Eligible Transferee shall have paid to the assigning Lender in immediately available funds the principal of and interest accrued to the date of such payment on the Loans made by it hereunder and all accrued Fees and other amounts owed to it hereunder.

                                   ARTICLE 5

                                    GUARANTY

         5.1 The Guaranty. Each of the Credit Parties hereby jointly and severally guarantees to each Lender, the Agent and the Issuing Lender as hereinafter provided the prompt payment of the Credit Party Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. The Credit Parties hereby further agree that if any of the Credit Party Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Credit Parties will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Credit Party Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.

Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents, the obligations of each Credit Party hereunder shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the U.S. Bankruptcy Code or any comparable provisions of any applicable state law.

         5.2 Obligations Unconditional. The obligations of the Credit Parties under Section 5.1 hereof are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity or enforceability of any of the Credit Documents, or any other agreement or instrument referred to therein, or any substitution, release or exchange of any other guarantee of or security for any of the Credit Party Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this
Section 5.2 that the obligations of the Credit Parties hereunder shall be absolute and unconditional under any and all circumstances other than indefeasible payment in full. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of any Credit Party hereunder which shall remain absolute and unconditional as described above:

                           (i) at any time or from time to time, without notice to any Credit Party, the time for any performance of or compliance with any of the Credit Party Obligations shall be extended, or such performance or compliance shall be waived;

                           (ii) any of the acts mentioned in any of the provisions of any of the Credit Documents or any other agreement or instrument referred therein shall be done or omitted;

                           (iii) the maturity of any of the Credit Party Obligations shall be accelerated, or any of the Credit Party Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Credit Documents or any other agreement or instrument referred to therein shall be waived or any other guarantee of any of the Credit Party Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

                           (iv) any Lien granted to, or in favor of, the Agent or any Lender or Lenders as security for any of the Credit Party Obligations shall fail to attach or be perfected; or

                           (v) any of the Credit Party Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Credit Party) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Credit Party).

With respect to its obligations hereunder, each Credit Party hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Agent or any Lender exhaust any right, power or remedy or proceed against any Person under any of the Credit Documents or any other agreement or instrument referred to therein, or against any other Person under any other guarantee of, or security for, any of the Credit Party Obligations.

         5.3 Reinstatement. The obligations of the Credit Parties under this Section 5 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Credit Party Obligations is rescinded or must be otherwise restored by any holder of any of the Credit Party Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Credit Party agrees that it will indemnify each of the Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, reasonable attorneys' fees) incurred by the Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

         5.4 Certain Additional Waivers. Without limiting the generality of the provisions of any other Section of this Section 5, each Credit Party further agrees that it shall have no right of recourse to security for the Credit Party Obligations. Each of the Credit Parties further agrees that it shall have no right of subrogation, reimbursement or indemnity, nor any right of recourse to security, if any, for the Credit Party Obligations until indefeasible payment in full of all such obligations shall have been made.

         5.5 Remedies. The Credit Parties agree that, as between the Credit Parties, on the one hand, and the Agent, the Lenders and the Issuing Lender, on the other hand, the Credit Party Obligations may be declared to be forthwith due (and payable as provided in Section 10 hereof and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 10) for purposes of Section 5.1 hereof notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing such Credit Party Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or such Credit Party Obligations being deemed to have become automatically due and payable), such Credit Party Obligations whether or not due and payable by any other Person) shall forthwith become due and payable by the Credit Parties for purposes of said Section 5.1.

         5.6 Continuing Guarantee. The guarantee in this Section 5 is a continuing guarantee, and shall apply to all Credit Party Obligations whenever arising.

                                   ARTICLE 6

                                   CONDITIONS

         6.1 Conditions to Closing Date. This Credit Agreement shall close upon satisfaction of the following conditions precedent:

                  (a)      Execution of Agreement. The Agent shall have received
         (i) multiple counterparts of this Credit Agreement for each Lender, executed by a duly authorized officer of each party hereto, (ii) for the account of each Lender a Revolving Note and a Term Note, and (iii) multiple counterparts of a reaffirmation of the Security Agreement, General Intangibles Mortgage and the Real Estate Mortgages, executed by a duly authorized officer of each party thereto in each case conforming to the requirements of this Credit Agreement.

                  (b) Liability and Casualty Insurance. The Agent shall have received a certificate from an authorized representative of the Borrower stating that there have been no changes to the terms of the insurance policies evidencing liability and casualty insurance that were delivered to the Agent on November 2, 1998.

                  (c) Loan to C2. The Agent shall have received true and complete copies of all documents executed in connection with the $7,000,000 loan from the Borrower to C2 (the "C2 Loan Documents"), which Documents shall be in form and substance reasonably satisfactory to the Agent and the Required Lenders.


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




                  (d) Certificate of Financial Condition. The Agent shall have received a Certificate of Financial Condition in the form of
         Exhibit 6.1(d) with appropriate insertions and attachments.

                  (e) Financial Information. The Agent shall have received copies of audited consolidated financial statements for C2 and its Subsidiaries for the year ended December 31, 2000 and interim quarterly company-prepared consolidated financial statements for the Borrower and its Consolidated Subsidiaries for each fiscal quarter ended thereafter until the Closing Date, together with such other financial information as any Lender may reasonably request.

                  (f) Corporate Documents. The Agent shall have received each of the following:

                           (i) Articles of Organization. Copies of the certificate of formation, articles of incorporation or charter documents of the Borrower, each of the other Credit Parties and C2 certified to be true and complete as of a recent date by the appropriate governmental authority of the state of its organization.

                           (ii) Resolutions. Copies of resolutions of the member of the Borrower and the member(s) or board of directors, as the case may be, of each of the other Credit Parties and C2 approving and adopting the Credit Documents and the C2 Loan Documents, as appropriate, the transactions contemplated therein and authorizing execution and delivery thereof, certified by the manager (in the case of a limited liability company) or a secretary or assistant secretary (in the case of a corporation) as of the Closing Date to be true and correct and in force and effect as of such date.

                           (iii) Operating Agreements and Bylaws. A copy of the Borrower Operating Agreement, the limited liability company agreement and/or operating agreement (in the case of a limited liability company) and the bylaws (in the case of a corporation) of each of the other Credit Parties and C2 certified by the manager (in the case of a limited liability company) or a secretary or assistant secretary (in the case of a corporation) as of the Closing Date to be true and correct and in force and effect as of such date.

                           (iv) Good Standing. Copies of certificates of good standing, existence or its equivalent with respect to the Borrower and each of the other Credit Parties and C2 certified as of a recent date by the appropriate Governmental Authorities of the state of organization and each other state in which the failure to so qualify and be in good standing would have a material adverse effect on the business or operations of the Borrower, the other Credit Parties or C2 in such state.

                  (g) Officer's Certificate. The Agent shall have received, with a counterpart for each Lender, a certificate of a duly authorized manager or officer of each of the Borrower and each of the other Credit Parties dated the Execution Date, substantially in the form of Exhibit 6.1(g) with appropriate insertions and attachments.

                  (h) Legal Opinion of Counsel. The Agent shall have received, with a copy for each Lender, an opinion of Foley & Lardner, counsel for the Borrower and the Guarantors, dated the Closing Date and addressed to the Agent and the Lenders, in form and substance satisfactory to the Agent and the Lenders.

                  (i) Fees. The Agent shall have received all Fees owing pursuant to Section 4.4.

                  (j) Subsection 6.2 Conditions. The conditions specified in subsections 6.2(a) and (b) shall be satisfied on the Closing Date as if Loans were to be made on such date.

                  (k) Appraisals. Subject to the terms of Section 6.3 hereof, the Agent and Lenders shall have received appraisals of all fixed assets owned by the Borrower or a Subsidiary, which appraisals shall be reasonably satisfactory in form and substance to the Agent and the Lenders.

                  (l) Other Documents. The Agent shall have received such other approvals, opinions, documents or materials as the Agent or any Lender shall reasonably request.

                  (m) Additional Matters. All documents and legal matters in connection with the transactions contemplated by this Credit Agreement shall be reasonably satisfactory in form and substance to the Agent and the Lenders.

         6.2 Conditions to All Extensions of Credit. The obligation of each Lender to make any Extension of Credit hereunder (including the initial Loans to be made hereunder) is subject to the satisfaction of the following conditions precedent on the date of making such Extension of Credit:

                  (a) Representations and Warranties. Except as modified pursuant to Section 7.12, the representations and warranties made by the Borrower and the other Credit Parties herein, in the Security Agreement, the General Intangibles Mortgage, the Real Estate Mortgages, or which are contained in any certificate furnished at any time under or in connection herewith shall be true and correct on and as of the date of such Extension of Credit as if made on and as of such date.

                  (b) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Extension of Credit to be made on such date unless such Default or Event of Default shall have been waived in accordance with this Credit Agreement.

                  (c) Additional Conditions to Revolving Loans. If such Loan is made pursuant to subsection 3.1, all conditions set forth in such subsection shall have been satisfied.

                  (d) Additional Conditions to Letters of Credit. If such Extension of Credit is made pursuant to subsection 3.2 all conditions set forth in such subsection shall have been satisfied.

         Each request for Extension of Credit and each acceptance by the Borrower of an Extension of Credit shall be deemed to constitute a representation and warranty by the Borrower as of the date of such Extension of Credit that the applicable conditions in paragraphs (a) and (b), and in (c) or
(d), as applicable, of this subsection have been satisfied.

                                   ARTICLE 7

                         REPRESENTATIONS AND WARRANTIES

         To induce the Lenders to enter into this Credit Agreement and to make the Extensions of Credit herein provided for, each of the Credit Parties hereby represents and warrants to the Agent and to each Lender that as of the Closing Date, after giving effect to the Merger Transactions and the Divestiture, and at all times thereafter (except as specifically set forth below in this Section 7):

         7.1 Financial Statements. Prior to the Closing Date the Borrower has or will have furnished to the Lenders (a) the audited consolidated balance sheet of C2 and its consolidated Subsidiaries as of December 31, 2000, and related audited statements of income, shareholders' equity and cash flows for the year ended on that date, together with an unqualified opinion thereon by Arthur Andersen, LLP, and (b) the unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of March 31, 2001 and related statements of income, shareholders' equity and cash flows for the periods ended on such date, prepared by the Borrower. Such financial statements were prepared in accordance with GAAP consistently applied throughout the periods involved, are correct and complete and fairly present the consolidated financial condition of the Borrower and such Subsidiaries as of such dates and the results of their operations for the periods ended on such dates, subject, in the case of the unaudited interim statements, to the absence of footnotes, audit and normal year-end adjustments. Since December 31, 2000 there has been no development or event which has had a Material Adverse Effect.

         7.2 Ownership of Properties; Liens and Encumbrances. Each of the Borrower and its Subsidiaries has good and marketable title to all property, real and personal, reflected on the most recent financial statement of the Borrower furnished to the Lenders, and all property purported to have been acquired since the date of such financial statement, except property sold or otherwise disposed of in the ordinary course of business subsequent to such date; and all such property is free of any Lien except Permitted Liens. Except as set forth on Schedule 7.2, all owned and leased buildings and equipment of the Borrower used in the Borrower's business are in good operating condition, repair and working order, except for ordinary wear and tear and insured losses, and, to the Borrower's knowledge, conform to all applicable laws, ordinances and regulations the violation of which would have a Material Adverse Effect. The Borrower possesses adequate trademarks, trade names, copyrights, patents, service marks and licenses, or rights thereto, for the present and planned future conduct of its business substantially as now conducted, without any known conflict with the rights of others which would result in a Material Adverse Effect.

         7.3 Corporate Existence; Compliance with Law. Each of the Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing (or similar concept under applicable law, including, without limitation, the concept of active status under the laws of the State of Wisconsin) under the laws of the jurisdiction of its organization, (b) has the limited liability company or corporate power and authority and the legal right to own and operate all its material property, to lease the material property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign limited liability company or corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except to the extent that the failure to so qualify or be in good standing would not, in the aggregate, have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

         7.4 Corporate Power; Authorization; Enforceable Obligations. Each of the Borrower and the other Credit Parties has full power and authority and the legal right to make, deliver and perform the Credit Documents to which it is party and has taken all necessary limited liability company or corporate action to authorize the execution, delivery and performance by it of the Credit Documents to which it is party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery or performance of any Credit Document by the Borrower or the other Credit Parties (other than those which have been obtained or in connection with the perfection of Liens in favor of the Agent and Lenders hereunder) or with the validity or enforceability of any Credit Document against the Borrower or the Guarantors (except such filings as are necessary in connection with the perfection of the Liens created by such Credit Documents). Each Credit Document to which it is a party has been duly executed and delivered on behalf of the Borrower or the other Credit Parties, as the case may be. Each Credit Document to which it is a party constitutes a legal, valid and binding obligation of the Borrower or the Guarantors, as the case may be, enforceable against the Borrower or the other Credit Parties, as the case may be, in accordance with its terms.

         7.5 No Legal Bar; No Default. The execution, delivery and performance of the Credit Documents, the borrowings thereunder and the use of the proceeds of Extensions of Credit will not violate any Requirement of Law the violation of which would reasonably be expected to have a Material Adverse Effect or any Contractual Obligation of the Borrower or its Subsidiaries the violation of which would reasonably be expected to have a Material Adverse Effect (except those as to which waivers or consents have been obtained), and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any Requirement of Law or Contractual Obligation other than the Liens arising under or contemplated in connection with the Credit Documents. Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which would reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

         7.6 No Material Litigation. Except as set forth on Schedule 7.6, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the best knowledge of the Borrower and the other Credit Parties, threatened by or against the Borrower or any of its Subsidiaries or against any of its or their respective properties or revenues
(a) with respect to the Credit Documents or any Loan or any of the transactions contemplated hereby, or (b) which, if adversely determined, would reasonably be expected to
(i) cause an adverse financial effect on the Borrower or any of its Subsidiaries in excess of $250,000 or (ii) have a Material Adverse Effect.

         7.7 Investment Company Act. Neither the Borrower nor any of the other Credit Parties is an "investment company", or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

         7.8 Federal Regulations. No part of the proceeds of any Loan hereunder will be used directly or indirectly for any purpose which violates, or which would be inconsistent with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. The Borrower and its Subsidiaries taken as a group do not own "margin stock" except margin stock which is a Permitted Investment, but only to the extent otherwise permitted by this Agreement.

         7.9 ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" within the meaning of Section 412 of the Code (or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code, except to the extent that any such occurrence or failure to comply would not reasonably be expected to have a Material Adverse Effect. No termination of a Single Employer Plan has occurred resulting in any liability that has remained underfunded, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period which would reasonably be expected to have a Material Adverse Effect. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by an amount which, as determined in accordance with GAAP, would reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Commonly Controlled Entity is currently subject to any liability for a complete or partial withdrawal from a Multiemployer Plan which would reasonably be expected to have a Material Adverse Effect. For purposes of this Section 7.9 only, the parties hereto agree that "Material Adverse Effect" shall include any event referred to in this Section
7.9 which would or could be reasonably expected to cause a reduction in Consolidated Net Worth of five percent (5%) or more.

         7.10 Environmental Matters. Except as set forth on Schedule 7.10 and except to the extent that all of the following, in the aggregate, would not reasonably be expected to have a Material Adverse Effect:

                  (a) To the best knowledge of the Borrower and the other Credit Parties, the facilities and properties owned, leased or operated by the Borrower or any of its Subsidiaries (the "Properties") do not contain any Materials of Environmental Concern in amounts or concentrations which (i) constitute a violation of, or (ii) could give rise to liability under, any Environmental Law.

                  (b) To the best knowledge of the Borrower and the other Credit Parties, the Properties and all operations at the Properties are in compliance, and have in the last five years been in compliance, in all material respects with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the business operated by the Borrower or any of its Subsidiaries (the "Business").

                  (c) Neither the Borrower nor any of its Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor do the Borrower nor the other Credit Parties have knowledge or reason to believe that any such notice will be received or is being threatened.

                  (d) To the best knowledge of the Borrower and the other Credit Parties, Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could give rise to liability under any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law.

                  (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower and the other Credit Parties, threatened, under any Environmental Law to which the Borrower or any Subsidiary is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business.

                  (f) To the best knowledge of the Borrower and the other Credit Parties, there has been no unremediated release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of the Borrower or any Subsidiary in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

         7.11     Use of Proceeds. Extensions of Credit hereunder may be used to
(i) refinance Indebtedness existing under the Original Credit Agreement, (ii) finance a $7,000,000 loan to C2 pursuant to the terms of the C2 Loan Documents and (iii) provide for the working capital and other general corporate purposes of Borrower. In addition, within ninety (90) Business Days of the initial Extension of Credit, the Borrower will enter into one or more Rate Management Transactions with one or more financial institutions acceptable to the Required Lenders in their reasonable discretion, providing for a fixed rate of interest on a notional amount of at least $20,000,000 in respect of the Term Loan and an average weighted maturity of at least two (2) years.

         7.12 Subsidiaries. Set forth on Schedule 7.12 is a complete and accurate list of all Subsidiaries of the Borrower. The outstanding capital stock and other equity interests of all such

Subsidiaries is validly issued, fully paid and nonassessable (subject to Wisconsin Statutes Section 180.0622(2)(b)) and is owned, free and clear of all Liens (other than those arising under or contemplated in connection with the Credit Documents). Other than ProSource Dedicated Solutions, Inc., none of the Subsidiaries owns any assets or conducts any business operations. To the extent otherwise permitted by this Agreement, the Borrower may, from time to time, amend Schedule 7.12 by delivering (effective upon receipt) to the Agent and each Lender a copy of such amended Schedule 7.12 which shall (i) be dated the date of delivery, (ii) be certified by a duly authorized officer of the Borrower as true, complete and correct as of such date as delivered in replacement for the
Schedule 7.12 previously in effect, and (iii) show in reasonable detail (by blacklining or other appropriate graphic means) the changes from the predecessor
Schedule 7.12.

         7.13 Taxes. To the best knowledge of the Borrower and the other Credit Parties, each of the Borrower and its Subsidiaries has filed, or caused to be filed, all material tax returns (federal, state, local and foreign) required to be filed and paid all taxes shown thereon to be due (including interest and penalties) and has paid all other taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) owing or necessary to preserve any Liens in favor of the Lenders by them, except for such taxes (i) which are not yet delinquent or (ii) as are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with GAAP. The Borrower is not aware of any proposed material tax assessments against it or any of its Subsidiaries. The most recent completed audit of the Borrower's federal income tax returns was for the Borrower's income tax year ending June 30, 1990, and all taxes shown by such returns (together with any adjustments arising out of such audit, if any) have been paid.

         7.14 Solvency. The Borrower, individually, and the Borrower and its Subsidiaries, collectively, are and, after execution of this Credit Agreement on the Execution Date and after giving effect to the Indebtedness and Guarantee Obligations incurred hereunder will be Solvent.

         7.15 Accuracy of Information. All information furnished by the Borrower to the Lenders is correct and complete in all material respects as of the date furnished and does not contain any untrue statement of a material fact or omit to state a material fact necessary to make such information not misleading.

                                   ARTICLE 8

                              AFFIRMATIVE COVENANTS

         Each of the Credit Parties hereby covenants and agrees that on the Closing Date, and thereafter for so long as this Credit Agreement is in effect and until the Commitments have terminated, no Note or Letter of Credit remains outstanding and unpaid and the Obligations, together with interest, Fees and all other amounts owing to the Agent or any Lender hereunder, are paid in full, the Borrower shall, and in the case of subsections 8.3, 8.4, 8.5, 8.6, 8.7, 8.8 and
8.12 shall cause each of its Subsidiaries, to:

         8.1 Annual Financial Statement. Furnish to the Agent and the Lenders within 90 days after each fiscal year of C2 a consolidated and consolidating balance sheet of C2 and all its


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


Subsidiaries as of the close of such fiscal year and related consolidated and consolidating statements of income (including unaudited, Borrower-prepared statements of revenues and expenses for each of the Borrower's business segments and corporate charges) for such year, prepared in accordance with GAAP applied on a consistent basis, audited (except as set forth immediately above) by a nationally recognized firm of independent certified public accountants selected by C2 and acceptable to the Lenders, and accompanied by an unqualified opinion thereon by such accountants as to the effect that such financial statements present fairly, in all material respects, the financial position of C2 and all of its Subsidiaries as of the end of such fiscal year, and the results of their operations and that such audit was conducted in accordance with GAAP. Each such annual statement shall be accompanied by a certificate of an authorized financial officer of Borrower containing the calculations demonstrating the Borrower's compliance or noncompliance with the financial covenants contained in Sections 8.9 and 8.10 hereof.

         8.2      Interim Financial Statements.

                  (a) Furnish to the Agent and the Lenders within 30 days after the end of each month, a balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of each such period and related statements of income (including a statement of revenues and expenses for each of the Borrower's business segments and corporate charges), shareholders' equity and cash flows for the period from the beginning of the fiscal year to the end of such month, prepared in the manner set forth in Section 8.1 hereof for the annual statements, certified to be accurate and complete by an authorized financial officer of the Borrower, subject to audit, footnotes and normal year-end adjustments.

                  (b) Furnish to the Agent and the Lenders within 45 days after the end of the first three fiscal quarters of each fiscal year of the Borrower, a certificate of an authorized financial officer of the Borrower (i) to the effect that there exists no Default or Event of Default or, if any Default or Event of Default exists, specifying the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto, and (ii) containing calculations demonstrating the Borrower's compliance or noncompliance with the financial covenants contained in Sections 8.9 and 8.10.

                  (c) Furnish to the Agent and each Lender (i) contemporaneously with the filing or mailing thereof, copies of all material of a financial nature filed with the Securities Exchange Commission or sent to the shareholders of the Borrower, (ii) prior to the end of the first fiscal quarter of each fiscal year of the Borrower, budgets prepared by the Borrower for such fiscal year, and
         (iii) such other financial information as any Lender may from time to time reasonably request.

         8.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, in accordance with industry practice (subject, where applicable, to specified grace periods) all its material obligations of whatever nature and any additional costs that are imposed as a result of any failure to so pay, discharge or otherwise satisfy such obligations (including, without limitation, obligations to pay taxes), except when the amount or validity of such obligations and costs is currently being contested in good faith by appropriate proceedings and reserves, if applicable, in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be.

         8.4 Conduct of Business and Maintenance of Existence. Except as otherwise permitted by Section 9.4, continue to engage in business of the same general type as now conducted by it on the date hereof and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business; comply with all Contractual Obligations and Requirements of Law applicable to it except to the extent that failure to comply therewith would not, in the aggregate, have a Material Adverse Effect.

         8.5 Maintenance of Property; Insurance. Keep all material property useful and necessary in its business in good working order and condition (ordinary wear and tear and insured losses excepted); maintain with financially sound and reputable insurance companies insurance (including insurance against claims and liabilities arising out of the manufacture or distribution of any products or the provision of any services) with respect to its properties and businesses in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to the Agent, on the Closing Date and not less often than annually thereafter, and in any event promptly upon any material change thereto, full information as to the insurance carried, and in the case of all real and tangible personal property of the Borrower as to which the Agent, for the benefit of the Lenders, has a Lien, certificates of insurance naming the Agent, for the benefit of the Lenders, a named insured thereunder.

         8.6 Inspection of Property; Books and Records; Discussions. Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its businesses and activities; and permit, during regular business hours and upon reasonable notice by the Agent, the Agent and, after the occurrence and during the continuance of a Default or an Event of Default, any of the Lenders to visit and inspect any of its properties and examine and make abstracts from any of its books and records (other than materials protected by the attorney-client privilege and materials which the Borrower may not disclose without violation of a confidentiality obligation binding upon it) at any reasonable time and as often as may reasonably be desired, and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its independent certified public accountants.

         8.7 Notices. Give notice to the Agent (which shall promptly transmit such notice to each Lender) of:

                  (a)      immediately (and in any event within two (2) Business
         Days) after the Borrower knows or has reason to know thereof, the occurrence of any Default or Event of Default;

                  (b) promptly, any default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries or the Borrower which would reasonably be expected to have a Material Adverse Effect;

                  (c) promptly, any litigation, or any investigation or proceeding (including, without limitation, any environmental proceeding) known to the Borrower, affecting the Borrower or any of its Subsidiaries or the Borrower which, if adversely determined, would reasonably be expected to have a Material Adverse Effect;

                  (d) as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan; and

                  (e) promptly, any other development or event which would reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this subsection shall be accompanied by a statement of a responsible officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

         8.8      Environmental Laws.

                  (a) Comply in all material respects with, and ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except to the extent that, with respect to all of the above, failure to do so would not reasonably be expected to have a Material Adverse Effect;

                  (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings would not reasonably be expected to have a Material Adverse Effect; and

                  (c) Defend, indemnify and hold harmless the Agent and the Lenders, and their respective employees, agents, officers and directors, from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower, any of its Subsidiaries or the Properties, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorneys' fees and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. The agreements in this paragraph shall survive repayment of the Notes and all other amounts payable hereunder.

         8.9      Financial Covenants.


                  (a) Consolidated Funded Debt Ratio. There shall be maintained as of the end of each fiscal quarter to occur during the periods shown below a Consolidated Funded Debt Ratio of not greater than:

                  Period
                  ------

                  From the Closing Date through
                  December 30, 2001                           5.50:1.0

                  December 31, 2001 through
                  June 29, 2002                               5.00:1.0

                  June 30, 2002 through
                  December 30, 2002                           4.50:1.0

                  December 31, 2002 through
                  June 29, 2003                               4.00:1.0

                  June 30, 2003 through
                  December 30, 2003                           3.75:1.0

                  December 31, 2003 through
                  June 29, 2004                               3.50:1.0

                  June 30, 2004 through
                  December 30, 2004                           3.25:1.0

                  December 31, 2004 and thereafter            3.00:1.0

                  (b) Cash Flow Coverage Ratio. There shall be maintained as of the end of each fiscal quarter to occur during the periods shown below a Cash Flow Coverage Ratio of not less than:

                  Period
                  ------

                  From Closing Date through
                  June 29, 2002                               1.50:1.0

                  June 30, 2002 and thereafter                1.75:1.0

         8.10 Consolidated Tangible Net Worth. Consolidated Tangible Net Worth shall not be less, as of the end of any fiscal quarter of the Borrower, than the sum of (a) $9,000,000 plus (b)


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


50% of Consolidated Net Income for each fiscal quarter ending after the Closing Date on a cumulative basis (including any fiscal quarter for which Consolidated Net Income is less than $1.00) plus (c) 100% of the Net Proceeds from any sale, issuance or placement of equity securities occurring after the Closing Date.

         8.11 Capital Expenditures. The Borrower shall not permit, and shall not permit any of its Subsidiaries, to make or contract to make Capital Expenditures which, in the aggregate as to the Borrower and its Subsidiaries, exceed an amount of $6,000,000 per fiscal year.

         8.12     Additional Subsidiary Guarantors.

                  (a) If a Subsidiary of the Borrower which is not a Guarantor hereunder (a "Non-Guarantor Subsidiary") shall at any time constitute more than either

                           (i)      5% of Consolidated Total Assets, or

                           (ii)     5% of Consolidated EBITDA,

then the Borrower will promptly notify the Agent thereof, and promptly cause such Non-Guarantor Subsidiary to become a Guarantor hereunder by way of execution of a Joinder Agreement. The Guarantee Obligations of any such Additional Credit Party shall be secured by, among other things, the assets of such Additional Credit Party.

                  (b) In addition to the requirements set forth in the foregoing clause (a), if the Non-Guarantor Subsidiaries shall, as a group, at any time constitute in the aggregate more than either

                           (i)      5% of Consolidated Total Assets, or

                           (ii)     5% of Consolidated EBITDA,

(collectively, the "Threshold Requirement"), then the Borrower will promptly notify the Agent thereof, and promptly cause one or more of the Non-Guarantor Subsidiaries to become a Guarantor hereunder by way of execution of a Joinder Agreement, such that immediately after the joinder of such Subsidiaries as Guarantors hereunder, the remaining Non-Guarantor Subsidiaries shall not, as a group, exceed the Threshold Requirement. The Guarantee Obligations of any such Additional Credit Party shall be secured by, among other things, the assets of such Additional Credit Party.

         8.13 Positive Annual Earnings. The Borrower and its Subsidiaries shall have Consolidated Net Income, and the Borrower shall have unconsolidated net income, determined in accordance with GAAP applied on a consistent basis, for each fiscal year ending after the Closing Date and before the Revolving Termination Date, of not less than $1.00.

         8.14 Bank Accounts. The Borrower and its Subsidiaries shall maintain all of their principal deposit accounts and operating accounts with one or more of the Lenders.


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




                                   ARTICLE 9

                               NEGATIVE COVENANTS

         Each of the Credit Parties hereby covenants and agrees that on the Closing Date, and thereafter for so long as this Credit Agreement is in effect and until the Commitments have terminated, no Note or Letter of Credit remains outstanding and unpaid and the Obligations, together with interest, Fees and all other amounts owing to the Agent or any Lender hereunder, are paid in full, the Borrower shall, and shall cause each of its Subsidiaries and the Borrower, to:

         9.1 Indebtedness. The Borrower will not, nor will it permit any Subsidiary to, contract, create, incur, assume or permit to exist any Indebtedness, except:

                  (a) Indebtedness arising or existing under this Agreement and the other Credit Documents;

                  (b) Indebtedness existing as of the Execution Date and set out in Schedule 9.1(b) and renewals, refinancings or extensions thereof in a principal amount not in excess of that outstanding as of the date of such renewal, refinancing or extension;

                  (c) Indebtedness incurred after the Execution Date consisting of Capital Leases or Indebtedness incurred to provide all or a portion of the purchase price or cost of construction of an asset provided that (i) such Indebtedness when incurred shall not exceed the purchase price or cost of construction of such asset; (ii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing; and (iii) the total aggregate principal amount of all such Indebtedness of the Borrower and its Subsidiaries, as a group, shall not exceed $6,000,000 at any time outstanding;

                  (d) Unsecured intercompany Indebtedness between a Credit Party and another Credit Party or between a Credit Party and another Subsidiary;

                  (e) Rate Management Obligations and other Indebtedness and obligations relating to currency protection agreements and commodity purchase or option agreements entered into with a Lender or any Affiliate of any Lender in order to manage existing or anticipated interest rate, exchange rate or commodity price risks and not for speculative purposes;

                  (f)      Subordinated Debt of the Borrower or other Credit
         Party;

                  (g)      Permitted Guarantee Obligations;

                  (h)      Indebtedness permitted under Section 4.11;

                  (i) Indebtedness secured by Permitted Liens, except as otherwise limited by this Section; and

                  (j) other Indebtedness of the Borrower and its Subsidiaries, as a group, which does not exceed $2,000,000 in the aggregate at any time outstanding.

         9.2 Liens. The Borrower will not, nor will it permit any Subsidiary to, contract, create, incur, assume or permit to exist any Lien with respect to any of its property or assets of any kind (whether real or personal, tangible or intangible), whether now owned or hereafter acquired, except for Permitted Liens.

         9.3 Nature of Business. Except as otherwise permitted by Section 9.4, the Borrower will not, nor will it permit any Subsidiary to, alter the character of its business in any material respect from that conducted as of the Closing Date.

         9.4 Consolidation, Merger, Sale or Purchase of Assets, etc. The Borrower will not, nor will it permit any Subsidiary to,

                  (a) dissolve, liquidate or wind up its affairs, sell, transfer, lease or otherwise dispose of any substantial part of its property or assets outside of the ordinary course of business or agree to do so at a future time except the following, without duplication, shall be expressly permitted:

                           (i)      Specified Sales;

                           (ii)     the sale, transfer, lease or other
                  disposition of property or assets not in the ordinary course of business (other than Specified Sales), where and to the extent that such transaction is the result of a Recovery Event and the Net Proceeds therefrom are used to repair or replace damaged property or to purchase or otherwise acquire new assets or property provided that such purchase or acquisition is committed to within 120 days of receipt of the Net Proceeds from the Recovery Event and such purchase or acquisition is consummated within 180 days of such receipt; and

                           (iii) the sale, lease or transfer of property or assets by a Credit Party other than the Borrower to a domestic Credit Party.

As used herein, "substantial part" shall mean property and assets, the book value of which, when added to the book value of all other assets sold, leased or otherwise disposed of by the Borrower and its Subsidiaries (other than in the ordinary course of business), shall in any fiscal year exceed 10% of Consolidated Net Worth, in each case determined as of the end of the immediately preceding fiscal year; or

                  (b) purchase, lease or otherwise acquire (in a single transaction or a series of related transactions) all or any substantial part of the property or assets of any Person other than purchases or other acquisitions of inventory, leases, materials, property and equipment in the ordinary course of business, (except as otherwise limited or prohibited herein), or enter into any transaction of merger or consolidation, except for (i) investments or acquisitions permitted pursuant to Section 9.5, (ii) the merger or consolidation of the Borrower with or into another Credit Party, provided that in any such case the Borrower shall be the surviving entity, (iii) the merger or consolidation of any wholly-owned Subsidiary with or into any other wholly-owned Subsidiary, and (iv) the merger or consolidation of any wholly-owned Subsidiary with or into the Borrower provided that in any such case the Borrower shall be the surviving entity.

         9.5 Advances, Investments and Loans. The Borrower will not, nor will it permit any Subsidiary to, lend money or extend credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person except for Permitted Investments.

         9.6 Guarantee Obligations. The Borrower will not, nor will it permit any Subsidiary to, contract, create, incur, assume or permit to exist any Guarantee Obligations, except Permitted Guarantee Obligations.

         9.7 Transactions with Affiliates. Except as permitted in subsections (iii) and (ix) of the definition of Permitted Investments or as set forth on Schedule 9.7, the Borrower will not, nor will it permit any Subsidiary to, enter into any transaction or series of transactions, whether or not in the ordinary course of business, with any officer, director, shareholder or Affiliate (other than a Credit Party) other than on terms and conditions substantially as favorable as would be obtainable in a comparable arm's-length transaction with a Person other than an officer, director, shareholder or Affiliate.

         9.8 Ownership of Subsidiaries. The Borrower will not, nor will it permit any Subsidiary to, create, form or acquire a Subsidiary, unless any such Subsidiary shall become an Additional Credit Party, if required, in accordance with the provisions of Section 8.12.

         9.9 Fiscal Year. The Borrower will not, nor will it permit any Subsidiary to, change its fiscal year, except with the prior written consent of the Required Lenders.

         9.10 Prepayments of Indebtedness, etc. The Borrower will not, nor will it permit any Subsidiary to,

                  (a) after the issuance thereof, amend or modify, or permit the amendment or modification of, any of the terms of subordination or other terms or provisions relating to any Subordinated Debt;

                  (b) make (or give notice with respect thereto) any voluntary or optional payment or prepayment or redemption or acquisition for value including, without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due) or exchange of any Subordinated Debt permitted pursuant to Section 9.1; or

                  (c) make any prepayment, redemption, acquisition for value of (including, without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due) refund, refinance or exchange of any Subordinated Debt.

As used herein, "Subordinated Debt" means any indebtedness of the Borrower or a Subsidiary for borrowed money which by its terms is, or upon the happening of certain events may become, subordinated in right of payment to the Obligations hereunder and other amounts owing hereunder or in connection herewith, the terms of subordination and other terms and provisions of which are acceptable to the Required Lenders in their reasonable discretion.

         9.11 Dividends. Other than the Permitted Repurchase of Management Interests, the Borrower will not, nor will it permit any non-wholly-owned Subsidiaries to, make any payment, distribution or dividend (other than a dividend or distribution payable solely in stock or equity interest of the Person making the dividend or distribution) on or any payment on account of the purchase, redemption or retirement of, or any other distribution on, any partnership interest, limited liability company interest, share of any class of stock or other ownership interest in such Person; provided, notwithstanding the foregoing, but subject to the following sentence, Borrower may declare and pay tax distributions to its members in proportion to their respective ownership interests on or before April 15, June 15, September 15 and December 15 of each year, and the aggregate amount of the tax distribution made as of each such date shall not exceed the product of (1) the Borrower's estimated federal taxable income for the calendar quarter that includes such date, multiplied by (2) the sum of (i) the highest corporate federal income tax rate as stated in the Internal Revenue Code, plus (ii) the highest corporate Wisconsin income tax rate as stated in Wisconsin law, minus (iii) the product of (i) and (ii). The Borrower shall not make any tax distribution that is otherwise permitted under the preceding sentence if there shall exist any Default or Event of Default on the proposed date thereof or if the making of any such distribution would cause a Default or Event of Default to occur.

                                   ARTICLE 10

                                EVENTS OF DEFAULT

         Upon the occurrence of any of the following events (each an "Event of Default"):

                  (a) The Borrower shall fail to pay any principal on any Note when due in accordance with the terms thereof or hereof; or the Borrower shall fail to reimburse the Issuing Lender for any LOC Obligations when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Note or any Fee or other amount payable hereunder (including without limitation, amounts owed in respect of Rate Management Transactions) when due in accordance with the terms thereof or hereof and such failure shall continue unremedied for five (5) Business Days or any Guarantor shall fail to pay on the Guaranty in respect of any of the foregoing or in respect of any other Guarantee Obligations thereunder; or

                  (b) Any representation or warranty made or deemed made by the Borrower or other Credit Party herein, in the Security Agreement, the General Intangibles Mortgage, the Real Estate Mortgages or in any of the other Credit Documents or which is contained in any certificate, document or financial or other statement furnished by the Borrower or other Credit Party at any time under or in connection with this Agreement shall prove to have been incorrect, false or misleading in any material respect on or as of the date made or deemed made; or

                  (c) The Borrower shall (i) default in the due performance or observance of Section 8.1, 8.2, 8.9, 8.10, 8.11, 8.13, 9.4, 9.10 or
         9.11, or (ii) default in the observance or performance of any other term, covenant or agreement contained herein, in the Security Agreement, the General Intangibles Mortgage, the Real Estate Mortgages or in any of the other Credit Documents (other than as described in subsections 10(a), 10(b) or 10(c)(i) above), and such default described in subsection (ii) above shall continue unremedied for a period of 30 days or more after written notice thereof from the Agent or the Required Lenders; or

                  (d) The Borrower or any of its Subsidiaries shall (i) default in any payment of principal of or interest on any Indebtedness (other than the Notes) in a principal amount outstanding of at least $250,000 in the aggregate for the Borrower and its Subsidiaries or in the payment of any matured Guarantee Obligation in a principal amount outstanding of at least $250,000 in the aggregate for the Borrower and its Subsidiaries beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created and such Indebtedness or Guarantee Obligation has matured by its terms or is accelerated or is overtly threatened to be accelerated (except any such Indebtedness or Guarantee Obligations which the Borrower and its Subsidiaries are disputing in good faith and for which they have established adequate reserves); or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness in a principal amount outstanding of at least $250,000 in the aggregate for the Borrower and its Subsidiaries or Guarantee Obligation in a principal amount outstanding of at least $250,000 in the aggregate for the Borrower and its Subsidiaries or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries shall cause or overtly threaten to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; or

                  (e) (i) The Borrower or any other Credit Party shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any other Credit Party shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any other Credit Party any case, proceeding or other action of a nature referred to in clause (i) above which (X) results in the entry of an order for relief or any such adjudication or appointment or (Y) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any other Credit Party any case, proceeding other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any other Credit Party shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause
         (i), (ii), or (iii) above; or (v) the Borrower or any other Credit Party shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                  (f) One or more judgments or decrees shall be entered against the Borrower or any other Credit Party and such judgments or decrees shall not have been paid and satisfied, vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof and involve in the aggregate a liability (to the extent not paid when due or covered by insurance) of $250,000 or more; or

                  (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower, any of its Subsidiaries or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, any Multiemployer Plan or (vi) any other similar event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

                  (h) (i) any Person or group of Persons other than C2 which is unacceptable to the Required Lenders obtains control of more than 50% of the issued and outstanding limited liability company interests of the Borrower, (ii) any Person or "group" of Persons (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) other than C2 which is unacceptable to the Required Lenders shall become the managing member of the Borrower, or (iii) any Person or "group" of Persons (as defined in the immediately preceding clause) other than the Core Interest Owners which is unacceptable to the Required Lenders obtains control of more than 35% of the issued and outstanding voting stock of C2 at a time when the Core Interest Owners control less than 51% of the issued and outstanding voting stock of C2; or

                  (i) The Guaranty or any provision thereof shall cease to be in full force and effect or any Credit Party or any Person acting by or on behalf of any Credit Party shall deny or disaffirm any Credit Party's obligations under the Guaranty; or


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




                  (j) Any other Credit Document shall fail to be in full force and effect or to give the Agent and/or the Lenders the security interests, liens, rights, powers and privileges reasonably purported to be created thereby;

then, and in any such event, (A) if such event is an Event of Default specified in paragraph (e) above, automatically the Commitments shall immediately terminate and the Loans (with accrued interest thereon), and all other amounts under the Credit Documents (including, without limitation, the maximum amount of all contingent liabilities under Letters of Credit which amount shall be paid to the Agent and held as cash collateral therefor) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the written consent of the Required Lenders, the Agent may, or upon the written request of the Required Lenders, the Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the written consent of the Required Lenders the Agent may, or upon the written request of the Required Lenders, the Agent shall, by notice of default to the Borrower, declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the Credit Documents to be due and payable forthwith and direct the Borrower to pay to the Agent cash collateral as security for the LOC Obligations for subsequent drawings under then outstanding Letters of Credit an amount equal to the maximum amount which may be drawn under Letters of Credit then outstanding, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section 10, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

                                   ARTICLE 11

                                AGENCY PROVISIONS

         11.1 Appointment. Each Lender hereby designates and appoints Firstar as Agent hereunder of such Lender to act as specified herein and in the other Credit Documents, and each such Lender hereby authorizes the Agent as the agent for such Lender, to take such action on its behalf under the provisions of this Credit Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated by the terms hereof and of the other Credit Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere herein and in the other Credit Documents, the Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Credit Agreement or any of the other Credit Documents, or shall otherwise exist against the Agent. The provisions of this Section are solely for the benefit of the Agent and the Lenders and none of the Credit Parties shall have any rights as a third party beneficiary of the provisions hereof. In performing its functions and duties under this Credit Agreement and the other Credit Documents, the Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for the Borrower or any other Credit Party.

         11.2 Delegation of Duties. The Agent may execute any of its duties hereunder or under the other Credit Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

         11.3 Exculpatory Provisions. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be
(i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection herewith or in connection with any of the other Credit Documents except for its or such Person's own gross negligence or willful misconduct, or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any of the Credit Parties contained herein or in any of the other Credit Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection herewith or in connection with the other Credit Documents, or enforceability or sufficiency herefor of any of the other Credit Documents, or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Agent shall not be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Credit Agreement, or any of the other Credit Documents or for any representations, warranties, recitals or statements made herein or therein or made by the Borrower or any Credit Party in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Agent to the Lenders or by or on behalf of the Credit Parties to the Agent or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default or to inspect the properties, books or records of the Credit Parties.

         11.4 Reliance on Communications. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Agent and any of the Lenders, independent accountants and other experts selected by the Agent with reasonable care). The Agent may deem and treat the Lenders as the owner of their respective interests hereunder for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent in accordance with Section 12.6(d). The Agent shall be fully justified in failing or refusing to take any action under this Credit Agreement or under any of the other Credit Documents unless it shall first receive such advice or concurrence of the Required Lenders, or all Lenders, as the case may be, as it deems appropriate. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under any of the other Credit Documents in accordance with a request of the Required Lenders (or to the extent specifically provided in Section 12.1, all the Lenders) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders (including their successors and assigns).

         11.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder (other than the failure by the Borrower to pay any principal or interest on any Note when due in accordance with the terms thereof or hereof) unless the Agent has received notice from a Lender or a Credit Party referring to the Credit Document, stating that a Default or Event of Default exists, and specifying the particulars thereof. In the event that the Agent receives such a notice or the Borrower fails to pay any principal or interest on any Note when due, the Agent shall give prompt notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be directed by the Required Lenders, otherwise than an action that the Agent reasonably believes would be a violation of law or otherwise prohibited by the Credit Documents.

         11.6 Non-Reliance on Agent and Other Lenders. Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agent or any affiliate thereof hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower and made its own decision to make its Loans hereunder and enter into this Credit Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Credit Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial or other conditions, prospects or creditworthiness of the Borrower which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

         11.7 Indemnification. The Lenders agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitment Percentages (or if the Commitments have expired or been terminated, in accordance with the respective principal amounts of outstanding Loans and Participation Interests of the Lenders), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the termination of this Credit Agreement) be imposed on, incurred by or asserted against the Agent in its capacity as such in any way relating to or arising out of this Credit Agreement or the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Agent. If any indemnity furnished to the Agent for any purpose shall, in the reasonable opinion of the Agent, be insufficient or become impaired,


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


the Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

         11.8 Agent in its Individual Capacity. The Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower or any other Credit Party as though the Agent were not Agent hereunder. With respect to its Loans and Participation Interests, the Agent shall have the same rights, obligations and powers under this Credit Agreement as any Lender and may exercise the same as though they were not Agent, and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

         11.9 Successor Agent. The Agent may, at any time, resign upon 20 days' written notice to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent (which shall be a Lender) with the prior written consent of the Borrower, which consent shall not be unreasonably withheld. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the notice of resignation, as appropriate, then the retiring Agent shall select a successor Agent provided such successor is a Lender hereunder or a commercial bank organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations as Agent, as appropriate, under this Credit Agreement and the other Credit Documents and the provisions of this Section 11.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Credit Agreement.

                                   ARTICLE 12

                                  MISCELLANEOUS

         12.1 Amendments, Waivers and Release of Collateral. Neither this Credit Agreement, nor any of the Notes, nor any of the other Credit Documents, nor any terms hereof or thereof may be amended, supplemented, waived or modified except in accordance with the provisions of this subsection nor may collateral be released except as specifically provided herein or in the Security Agreement or in accordance with the provisions of this subsection. The Required Lenders may, or, with the written consent of the Required Lenders, the Agent may, from time to time, (a) enter into with the Borrower written amendments, supplements or modifications hereto and to the other Credit Documents for the purpose of adding, amending or deleting any provisions of this Credit Agreement or the other Credit Documents or (b) waive, on such terms and conditions as the Required Lenders may specify in such instrument, any of the requirements of this Credit Agreement or the other Credit Documents or any Default or Event of Default and its consequences or (c) release collateral in accordance with the terms hereof or of the Security Agreement or on such other terms and conditions as the Required Lenders may agree; provided, however, that no such waiver and no such amendment, waiver, supplement, modification or release shall (i) reduce the amount or extend the scheduled date of maturity of any Loan or Note or any installment thereon, or reduce the stated rate of any interest or fee payable hereunder (other than interest at the increased post-default rate) or extend the scheduled date of any

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


payment thereof or increase the amount or extend the expiration date of any Lender's Commitment, in each case without the written consent of each Lender directly affected thereby, or (ii) amend, modify or waive any provision of this
Section 12.1 or reduce the percentage specified in the definition of Required Lenders, or consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Credit Agreement, in each case without the written consent of all the Lenders, or (iii) amend, modify or waive any provision of Section 11 without the written consent of the then Agent, (iv) release any of the Guarantors or any of the Collateral having a fair market value in excess of $1,000,000 (whether individually or collectively with any other Collateral to be released in connection therewith) without the written consent of all of the Lenders, or (v) amend Section 4.12 without the written consent of all Lenders. Any such waiver, any such amendment, supplement or modification and any such release shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the Agent and all future holders of the Notes. In the case of any waiver, the Borrower, the Lenders and the Agent shall be restored to their former position and rights hereunder and under the outstanding Loans and Notes and other Credit Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

         12.2 Notices. Except as otherwise provided in Section 3, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (i) when delivered by hand, (ii) when transmitted via telecopy (or other facsimile device) on a Business Day between the hours of 8:30 A.M. and 5:00 P.M. (Milwaukee, Wisconsin time) or on the following Business Day (if sent after 5:00 P.M. Milwaukee, Wisconsin time) to the number set out herein, (iii) the day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (iv) the third Business Day following the day on which the same is sent by first class mail, postage prepaid, in each case, addressed as follows in the case of the Borrower and the Agent, and as set forth on Schedule 12.2 in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

                  The Credit Parties:        c/o Total Logistic Control, LLC
                                             8300 Logistic Drive
                                             Zeeland, Michigan 49464
                                             Attn: Brian Brink
                                             Phone: (616) 748-0738
                                             Fax:  (616) 772-2539

                                             with copies to:

                                             C2, Inc.
                                             700 North Water Street, Suite 1200
                                             Milwaukee, Wisconsin 53202
                                             Attn: William T. Donovan
                                             Phone: (414) 291-9000
                                             Fax:  (414) 291-9061



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


                                             Foley & Lardner
                                             777 E. Wisconsin Avenue
                                             Milwaukee, Wisconsin 53202
                                             Attn:  Emory Ireland
                                             Phone:  (414) 297-5624
                                             Fax:  (414) 297-4900

                  The Agent:                 Firstar Bank N.A.
                                             777 E. Wisconsin Avenue
                                             Milwaukee, Wisconsin 53202
                                             Attn: Stephen E. Carlton
                                             Phone:  (414) 765-4244
                                             Fax:  (414) 765-4430

                                             with a copy to:

                                             Quarles & Brady LLP
                                             411 E. Wisconsin Avenue
                                             Milwaukee, Wisconsin 53202-4497
                                             Attn: David L. Bourne
                                             Phone:  (414) 277-5343
                                             Fax:  (414) 271-3552

         12.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         12.4 Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Credit Agreement and the Notes and the making of the Loans, provided that all such representations and warranties shall terminate on the date upon which the Commitments have been terminated and all amounts owing hereunder and under any Notes have been paid in full.

         12.5 Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation and execution of, and any amendment, supplement or modification to, the Credit Documents and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, together with the reasonable fees and disbursements of counsel to the Agent, (b) to pay out-of-pocket expenses, including attorneys' fees, incurred by a Lender in connection with the negotiation, preparation and execution of the Credit Documents, not to exceed $2,500 for each Lender, and reasonable expenses, including reasonable attorneys' fees, in connection with any future amendments or

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


modifications hereto, (c) to pay or reimburse each Lender and the Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Credit Agreement and any other Credit Documents, including, without limitation, the reasonable fees and disbursements of counsel to the Agent and to the Lenders (including reasonable allocated costs of in-house legal counsel), (d) on demand, to pay, indemnify, and hold each Lender and the Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, the Credit Documents and any such other documents, and (e) to pay, indemnify, and hold each Lender and the Agent and their Affiliates, officers, directors, shareholders, employees and agents harmless from and against, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of the Credit Documents and any such other documents and the use, or proposed use, of proceeds of the Loans (all the foregoing, collectively, the "Indemnified Liabilities"); provided, however, that the Borrower shall not have any obligation hereunder to the Agent or any Lender with respect to Indemnified Liabilities arising from (i) the gross negligence or willful misconduct of the Agent or any such Lender, (ii) legal proceedings commenced against or disputes among the Agent or any Lender by any other Lender or its participants or the Agent, or (iii) the violation by the Agent or any such Lender of an express provision of the Credit Documents, if so determined by a final judgment of a court of competent jurisdiction. The agreements in this
Section 12.5 shall survive repayment of the Loans, Notes and all other amounts payable hereunder.

         12.6     Successors and Assigns; Participations; Purchasing Lenders.

                  (a) This Credit Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Agent, all future holders of the Notes and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Credit Agreement or the other Credit Documents without the prior written consent of each Lender and no Lender may assign or transfer any of its rights or obligations under this Credit Agreement or the other Credit Documents without the prior written consent of the Borrower, except as otherwise permitted by this
         Section 12.6.

                  (b) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law and, so long as no Event of Default has occurred and is continuing, with the consent of the Borrower (which consent shall not be unreasonably withheld), at any time sell to one or more banks or other entities ("Participant" or "Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender, or any other interest of such Lender hereunder, provided, however, that at all times such Lender shall retain for its own account interests in Loans owing to such Lender in an aggregate outstanding principal amount which, when added to the aggregate outstanding principal amount of any interests in Loans sold by such Lender to Participants who are Affiliates of such

         Lender, equals not less than fifty percent (50%) of the aggregate principal amount of all such Lender's outstanding Loans. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under this Credit Agreement to the other parties to this Credit Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Credit Agreement, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Credit Agreement. No Lender shall transfer or grant any participation under which the Participant shall have rights to approve any amendment to or waiver of this Credit Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the scheduled maturity of any Loan or Note or any installment thereon in which such Participant is participating, or reduce the stated rate or extend the time of payment of interest or Fees thereon except in connection with a waiver of interest at the increased post-default rate) or reduce the principal amount thereof, or increase the amount of the Participant's participation over the amount thereof then in effect it being understood that a waiver of any Default or Event of Default shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without consent of any Participant if the Participant's participation is not increased as a result thereof, (ii) release all or substantially all of the collateral, or (iii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Credit Agreement. In the case of any such participation, the Participant shall not have any rights under this Credit Agreement or any of the other Credit Documents (the Participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the Participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation, provided that each Participant shall be entitled to the benefits of Sections 4.6, 4.7, 4.8, 4.9 and 12.5 with respect to its participation in the Commitments and the Loans outstanding from time to time; provided, that no Participant shall be entitled to receive any greater amount pursuant to such Sections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

                  (c) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell or assign (i) to any Lender or any Affiliate thereof, except that any such sale or assignment shall be made only with the consent of the Borrower if such sale or assignment would increase any amount payable by the Borrower hereunder, or (ii) to one or more additional banks or financial institutions ("Purchasing Lenders"), except that any such sale or assignment shall be made only with the consent of the Agent and, so long as no Event of Default has occurred and is continuing or at any time if any such sale or assignment would increase any amount payable by the Borrower hereunder, the consent of the Borrower: all or any part of its rights and obligations under this Credit Agreement and the Notes in minimum amounts of $10,000,000 (or, if less, the entire amount of such Lender's obligations) if the Purchasing Lender is not a Lender hereunder, or with no minimum amount if the Purchasing Lender is a Lender hereunder, pursuant to a Commitment Transfer


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


         Supplement, executed by such Purchasing Lender, such transferor Lender (and, in the case of a Purchasing Lender that is not then a Lender or an affiliate thereof so long as no Event of Default has occurred and is continuing, by the Borrower and the Agent), and delivered to the Agent for its acceptance and recording in the Register. Upon such execution, delivery, acceptance and recording, from and after the Transfer Effective Date specified in such Commitment Transfer Supplement, (x) the Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (y) the transferor Lender thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Credit Agreement (and, in the case of a Commitment Transfer Supplement covering all or the remaining portion of a transferor Lender's rights and obligations under this Credit Agreement, such transferor Lender shall cease to be a party hereto). Such Commitment Transfer Supplement shall be deemed to amend this Credit Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Credit Agreement and the Notes. On or prior to the Transfer Effective Date specified in such Commitment Transfer Supplement, the Borrower, at its own expense, shall execute and deliver to the Agent in exchange for the Note delivered to the Agent pursuant to such Commitment Transfer Supplement a new Note to the order of such Purchasing Lender in an amount equal to the Commitment assumed by it pursuant to such Commitment Transfer Supplement and, unless the transferor Lender has not retained a Commitment hereunder, a new Note to the order of the transferor Lender in an amount equal to the Commitment retained by it hereunder. Except for the expense of executing and delivering such new Note to the Agent pursuant to this Section, the Borrower shall not be obligated to pay any transfer fees, costs or expenses to the Agent or any Lender in connection with any such transfer. Such new Note shall be dated the Closing Date and shall otherwise be in the form of the Note replaced thereby. The Note surrendered by the transferor Lender shall be returned by the Agent to the Borrower marked "canceled."

                  (d) The Agent shall maintain at its address referred to in Section 12.2 a copy of each Commitment Transfer supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of a Commitment Transfer Supplement executed by a transferor Lender and a Purchasing Lender and, in the case of a Purchasing Lender that is not then a Lender (or an affiliate thereof, by the Borrower and the Agent) together with payment to the Agent by the transferor Lender or the Purchasing Lender, (as agreed between them) of a registration and processing fee of $2,500 for each Purchasing Lender


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


         listed in such Commitment Transfer Supplement, and the Notes subject to such Commitment Transfer Supplement, the Agent shall (i) accept such Commitment Transfer Supplement, (ii) record the information contained therein in the Register and (iii) give prompt notice of such acceptance and recordation to the Lenders and the Borrower.

                  (f) The Borrower authorizes each Lender to disclose to any Participant or Purchasing Lender each, (a "Transferee") and any permitted prospective Transferee any and all financial information in such Lender's possession concerning the Borrower and its Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Credit Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Credit Agreement.

                  (g)      At the time of each assignment pursuant to this
         Section 12.6 to a Person which is not already a Lender hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Lender shall provide to the Borrower and the Agent the appropriate Internal Revenue Service Forms (and, if applicable, a U.S. Tax Compliance Certificate) described in Section 4.9.

                  (h) Nothing herein shall prohibit any Lender from pledging or assigning any of its rights under this Credit Agreement (including, without limitation, any right to payment of principal and interest under any Note) to any Federal Reserve Bank in accordance with applicable laws.

         12.7 Set-off. In addition to any rights and remedies of the Lenders provided by law (including, without limitation, other rights of set-off), each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon the occurrence and during the continuance of any Event of Default, to setoff and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any Affiliate, branch or agency thereof to or for the credit or the account of the Borrower, or any part thereof in such amounts as such Lender may elect, against and on account of the obligations and liabilities of the Borrower to such Lender hereunder and claims of every nature and description of such Lender against the Borrower, in any currency, whether arising hereunder, under the Notes or under any documents contemplated by or referred to herein or therein, as such Lender may elect, whether or not such Lender has made any demand for payment. The aforesaid right of set-off may be exercised by such Lender against the Borrower or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver or execution, judgment or attachment creditor of the Borrower, or against anyone else claiming through or against the Borrower or any such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by such Lender prior to the occurrence of any Event of Default. Each Lender agrees promptly to notify the Borrower and the Agent after any such set-off and application


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


made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

         12.8 Confidentiality. The Agent and each Lender shall hold in confidence any material nonpublic information delivered or made available to them by the Borrower. Notwithstanding the foregoing, nothing herein shall prevent the Agent or any Lender from disclosing any information delivered or made available to it by the Borrower (a) to such Lender's Affiliates, the Agent or any Lender, (b) upon the order of any court or administrative agency, (c) upon the request or demand of any regulatory agency or authority, (d) which has been publicly disclosed other than as a result of a disclosure by the Agent or any Lender which is not permitted by this Agreement, (e) to the extent reasonably required in connection with any litigation to which the Agent, any Lender, or any of their respective affiliates may be a party, along with the Borrower, any Subsidiary or any of their respective Affiliates, (f) to the extent reasonably required in connection with the exercise of any right or remedy under this Agreement, (g) to such Agent's or Lender's legal counsel and financial consultants and independent auditors, and (h) to any Transferee or permitted prospective Transferee and such Transferee or permitted prospective Transferee agrees in writing to be bound by the duty of confidentiality under this Section to the same extent as if it were a Lender hereunder.

         12.9 Table of Contents and Section Headings. The table of contents and the Section and subsection headings herein are intended for convenience only and shall be ignored in construing this Credit Agreement.

         12.10 Counterparts. This Credit Agreement may be executed by one or more of the parties to this Credit Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Credit Agreement signed by all the parties shall be lodged with the Borrower and the Agent.

         12.11 Severability. Any provision of this Credit Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         12.12 Integration. This Credit Agreement, the Notes and the other Credit Documents represent the agreement of the Borrower, the Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Agent, the Borrower or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the Notes.

         12.13 Governing Law. This Credit Agreement and the Notes and the rights and obligations of the parties under this Credit Agreement and the Notes shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of Wisconsin without giving effect to its conflicts of law provisions.

         12.14 Consent to Jurisdiction and Venue. All judicial proceedings brought against the Borrower or any other Credit Party with respect to this Credit Agreement, any Note or any of the other Credit Documents shall be brought in any state or federal court of competent jurisdiction in the State of Wisconsin, and, by execution and delivery of this Credit Agreement, the Borrower and each of the other Credit Parties accepts, for itself and in connection with its properties, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts and irrevocably agrees to be bound by any final judgment rendered thereby in connection with this Credit Agreement from which no appeal has been taken or is available. The Borrower, each of the other Credit Parties, the Agent and the Lenders irrevocably waive any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have to the bringing of any such action or proceeding in any such jurisdiction. Nothing herein shall limit the right of any Lender to bring proceedings against the Borrower and each of the other Credit Parties in the court of any other jurisdiction.

         12.15 Acknowledgements. Each of the Credit Parties hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of each Credit Document;

                  (b) neither the Agent nor any Lender has any fiduciary relationship with or duty to the Credit Parties arising out of or in connection with this Credit Agreement and the relationship between Agent and Lenders, on one hand, and the Credit Parties, on the other hand, in connection herewith is solely that of debtor and creditor; and

                  (c) no joint venture exists among the Lenders or among the Credit Parties and the Lenders.

         12.16 Waivers of Jury Trial. THE CREDIT PARTIES, THE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS CREDIT AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

         12.17 Limitation of Liability. THE CREDIT PARTIES, THE AGENT AND THE LENDERS HEREBY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO CLAIM OR RECOVER FROM THE OTHER PARTY ANY EXEMPLARY OR PUNITIVE DAMAGES AND, IN THE CASE OF DAMAGES ARISING FROM THE ISSUANCE OR FAILURE TO ISSUE ANY LETTER OF CREDIT OR THE HONORING OR FAILURE TO HONOR ANY DRAFT PRESENTED UNDER ANY LETTER OF CREDIT, ANY CONSEQUENTIAL DAMAGES.

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





         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Credit Agreement to be duly executed and delivered as of the date first above written.

BORROWER:                         TOTAL LOGISTIC CONTROL, LLC,
                                  a Delaware limited liability company



                                  By:_________________________________________

                                  Title:______________________________________


LENDERS:                          FIRSTAR BANK N.A.,
                                  in its capacity as Agent and as a Lender



                                  By:_________________________________________

                                  Title:______________________________________


                                  BANK ONE, WISCONSIN
                                  as a Lender


                                  By:_________________________________________

                                  Title:______________________________________


                                  HARRIS TRUST AND SAVINGS BANK,
                                  as a Lender


                                  By:_________________________________________

                                  Title:______________________________________



                                      -71-